Exhibit 99.1

EXECUTION COPY

ASSET PURCHASE AGREEMENT

Between

SkyMall Holdings LLC

as Buyer

and

SkyMall, LLC,

as Seller

Dated as of April 3, 2015

Schedules

Schedule 2.1(e)        Acquired Intellectual Property

Schedule 2.2             Certain Excluded Assets

Schedule 3.3             Allocation of Purchase Price

Schedule 5.3             Litigation

Schedule 5.4             Permitted Liens and Exceptions

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this "Agreement") is dated as of April 3, 2015, by and between SkyMall Holdings LLC, a New Jersey limited liability company ("Buyer") and SkyMall, LLC, a Delaware limited liability company ("Seller").  Seller and Buyer are individually referred to herein as a "Party", and collectively they are referred to as the "Parties". Capitalized terms are defined in Section 1.1 below.

WHEREAS, Seller operates an eCommerce business (the "Business");

WHEREAS, Seller has filed with the United States Bankruptcy Court for the District of Arizona (the "Bankruptcy Court") a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code, §§ 101-1532 (as amended, the "Bankruptcy Code"), Case No. 2:15-bk-00679-BKM (the "Chapter 11 Case").  Seller's Chapter 11 Case is being jointly-administered with Chapter 11 cases filed by certain affiliates of Seller;

WHEREAS, Seller intends to sell certain of its assets used or usable in connection with the Business, through a sale or sales facilitated by Seller’s investment banker, CohnReznick Capital Markets Securities, LLC ("CohnReznick Capital"), which will be subject to approval of the Bankruptcy Court in the Chapter 11 Case;

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, upon the terms and subject to the conditions set forth in this Agreement and in accordance with Sections 105, 363, 365 and other provisions of the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure, the Purchased Assets in exchange for the payment to Seller of the Purchase Price and the assumption by Buyer of the Assumed Liabilities;

WHEREAS, the Purchased Assets are assets of Seller, which will be sold, assigned, transferred, conveyed and delivered at the Closing by Seller to Buyer free and clear of all claims, liens, encumbrances, and other interests (other than Permitted Liens and Exceptions) pursuant to the Sale Order; and

WHEREAS, the transactions contemplated by this Agreement are subject to the approval of the Bankruptcy Court and will be consummated only pursuant to a Sale Order to be entered in the Chapter 11 Case pursuant Section 363(f) and other applicable provisions of the Bankruptcy Code;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1                      Definition of Terms.  The terms defined in this Section 1.1, whenever used in this Agreement, shall have the respective meanings indicated below.

"Accounts Receivable" shall have the meaning ascribed to such term in Section 2.1(d).

"Acquired Customer Lists" shall have the meaning ascribed to such term in Section 2.1(h).

"Acquired Equipment" shall have the meaning ascribed to such term in Section 2.1(c).

"Acquired Intellectual Property" shall have the meaning ascribed to such term in Section 2.1(e).

"Acquired Inventory" shall have the meaning ascribed to such term in Section 2.1(b).

"Acquired Permits" shall have the meaning ascribed to such term in Section 2.1(a).

"Affiliate" means, with respect to any specified Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such specified Person.

"Agreement" has the meaning set forth in the preamble above, and includes all Exhibits and Schedules hereto.

"Allocation Schedule" has the meaning set forth in Section 3.3.

"Applicable Law" means all applicable (i) foreign, federal, state and local laws, statutes, rules, regulations, codes and ordinances, (ii) Governmental Approvals, and (iii) orders, decisions, injunctions, judgments, awards and decrees of any Governmental Authority.

"Assumed Liabilities" has the meaning set forth in Section 2.3.

"Avoidance Actions" means any and all causes of action of Seller pursuant to Sections 544, 545, 547, 548, 549, and 553(b) of the Bankruptcy Code and all proceeds therefrom.

"Bankruptcy Code" has the meaning set forth in the Recitals.

"Bankruptcy Court" has the meaning set forth in the Recitals.

"Bidding Procedures Order" means the order entered by the Bankruptcy Court on January 29, 2015 in the Chapter 11 Case approving the procedures by which the sale of the Purchased Assets shall be conducted, as may be amended from time to time.

"Bill of Sale and Assumption and Assignment Agreement" has the meaning set forth in Section 4.2.

"Business" has the meaning set forth in the Recitals.

"Business Days" means any day other than Saturday, Sunday or a day on which banking institutions in Arizona are authorized or obligated by law or regulation to be closed.

"Buyer" has the meaning set forth in the Recitals.

"C&A Marketing" means C&A Marketing, Inc., a New Jersey corporation.

"Chapter 11 Case" has the meaning set forth in the Recitals.

"Claim" has the meaning given that term in the Sale Order.

"Closing" has the meaning set forth in Section 4.1.

"Closing Date" has the meaning set forth in Section 4.1(a).

"Closing Time" has the meaning set forth in Section 4.1(a).

"CohnReznick Capital" has the meaning set forth in the Recitals.

"Connexions" has the meaning set forth in Section 2.2(j).

"Consent" means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing by or with, or report or notice to, any Person.

"Contracts" shall mean all oral or written contracts to which Seller is a party that are used or useful in the conduct of the Business, including all agreements for the sale, purchase, lease, and/or use of goods or services.

"Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of securities, partnership or other ownership interests, by contract or credit arrangement, as trustee or executor, or otherwise.

"Copyrights" shall have the meaning ascribed to it in the definition of the term Intellectual Property.

"Customer Lists" means all lists of customers, vendors, suppliers or other parties owned and maintained by Seller and used in Seller's business, with all such lists subject to the privacy policies of Seller relating to the information in such lists in effect as of the Petition Date.

"Deposit" means a deposit in the amount of One Hundred And Fifty Thousand and no/100 Dollars ($150,000.00) payable to Seller's Designee (or otherwise held in a manner acceptable to Seller in its sole discretion) submitted by Buyer upon execution and delivery of this Agreement plus such additional amount, if any, as shall be required to be delivered by Buyer in accordance with the terms of Section 3.2.

"Excluded Assets" has the meaning set forth in Section 2.2.

"Excluded Claims" has the meaning set forth in Section 2.2(i).

"Excluded Customer Lists" has the meaning set forth in Section 2.2(q).

"Excluded Equipment" has the meaning set forth in Section 2.2(d).

"Excluded Intellectual Property" has the meaning set forth in Section 2.2(p).

"Excluded Liabilities" has the meaning set forth in Section 2.4.

"Excluded Permits" has the meaning set forth in Section 2.2(f).

"Final Order" means an Order of the Bankruptcy Court or a court of competent jurisdiction, as to which: (i) no request for stay of the action or order is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, it is passed, including any extensions thereof; (ii) no petition for rehearing or reconsideration of the action or order, or protest of any kind, is pending before the Bankruptcy Court or court of competent jurisdiction and the time for filing any such petition or protest is passed; (iii) the Bankruptcy Court or court of competent jurisdiction does not have the action or order under reconsideration or review on its own motion and the time for such reconsideration or review has passed; (iv) other than with respect to the Sale Order, the action or order is not then under judicial review, there is no notice of appeal or other application for judicial review pending, and the deadline for filing such notice of appeal or other application for judicial review has passed, including any extensions thereof; and (v) with respect to the Sale Order, the action or order is not then under judicial review for a challenge regarding Buyer’s status as a purchaser in good faith pursuant to Section 363(m) of the Bankruptcy Code, there is no notice of appeal or other application for judicial review pending regarding Buyer’s status as a purchaser in good faith pursuant to Section 363(m) of the Bankruptcy Code, and the deadline for filing such notice of appeal or other application for judicial review has passed, including any extensions thereof.

"Governmental Approval" means any Consent of any Governmental Authority.

"Governmental Authority" means any federal, state, local, domestic, foreign or supranational governmental, regulatory, or self-regulatory authority, agency, court, tribunal, commission or other governmental, regulatory or self-regulatory entity, or any other political subdivision thereof, or any agency or instrumentality of any such governmental or political subdivision, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"Insurance Policies" means those policies of insurance maintained by or for the benefit of Seller, and all claims, returned premiums and other proceeds under or from such insurance policies.

"Intellectual Property" means all intellectual property rights owned or licensed by Seller in connection with the Business and arising from or in respect of the following: (i) all trademarks, service marks, trade names, service names, brand names, all trade dress rights, logos, Internet domain names and corporate names and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, all applications, registrations and renewals thereof, and material unregistered trademarks (collectively, "Trademarks"), (ii) copyrights and registrations and applications therefor, works of authorship, and mask work rights and, material unregistered copyrights, in each case used primarily in connection with the Business, (collectively, "Copyrights"), (iii) all Software and Technology of Seller used in connection with the Business, and (iv) inventions, whether patentable or unpatentable and whether or not reduced to practice (to the extent any protectable right exists in any such invention not reduced to practice), and all improvements in existence at the Closing relating to the inventions, (v) trade secrets and confidential business information, including, without limitation, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, databases, customer lists and contact information, supplier lists, and business and marketing plans and proposals; and (vi) other proprietary rights and copies and tangible expressions thereof.

"Inventory" means all merchandise or other goods owned by Seller and which are held, or intended for sale at wholesale or retail.

"IRC" means the Internal Revenue Code of 1986, as amended.

"Knowledge of Seller" (and words or phrases of similar import) means the actual knowledge of Scott Wiley, Seller's acting CEO and of Seller’s outside accountants and professional advisors.

"Lien" means any mortgage, pledge, hypothecation, security interest, encumbrance, lease, sublease, license, occupancy agreement, easement, encroachment, title defect, title retention agreement or lien.

"Material Adverse Effect" means a state of facts, event, change or effect to the Business, that results in a material adverse effect on the Business, taken as a whole, but excludes any state of facts, event, change or effect caused by states of facts, events, changes or developments relating to (i) changes or conditions affecting the industry in general; (ii) changes in economic, regulatory or political conditions generally; (iii) any act(s) of war or of terrorism; or (iv) changes resulting from any motion, application, proceeding or order filed relating to, the Chapter 11 Case.

"Notice" has the meaning set forth in Section 12.5.

"Order" shall mean any judgment, order, injunction, writ, ruling, verdict, decree, stipulation or award of the Bankruptcy Court or other Governmental Authority.

"Outside Date" has the meaning set forth in Section 4.1(a).

"Party" and "Parties" have the meanings set forth in the preamble above.

"Permits" shall have the meaning ascribed to such term in Section 2.1(a).

"Permitted Liens and Exceptions" means, collectively: (i) Liens and exceptions for taxes and other governmental charges and assessments (including special assessments) that are not yet due and payable; (ii) other Liens or imperfections of title that do not materially detract from the value of or materially impair the use of the Purchased Assets for their intended purpose; (iii) local, county, state and federal laws, ordinances or governmental regulations now or hereafter in effect relating to the Purchased Assets; (iv) violations of laws, regulations, ordinances, orders or requirements, if any, arising out of the adoption, promulgation, repeal, modification or reinterpretation of any law, rule, regulation, ordinance or order of any federal, state, county or local government, governmental agency, court, commission, department or other such entity which occurs subsequent to the Closing Date; and (v) Liens, title exceptions or imperfections of title caused by or resulting from the acts of Buyer or any of its Affiliates, employees, officers, directors, agents, contractors, invitees or licensees.

"Person" means any natural person, firm, partnership, association, corporation, company, limited liability company, trust, business trust, Governmental Authority or other entity.

"Personal Guaranty" means the personal guaranty(ies) in favor of Seller by each of Chaim Piekarski and Akiva Klein, in form, content, and detail acceptable to Seller, guaranteeing the full payment and performance of the Promissory Note and all amounts owing thereunder.

"Petition Date" means January 22, 2015, the date of commencement of the Chapter 11 Case.

"Promissory Note" means the promissory note to be made by Buyer and C&A and payable to Seller, which shall be in form, content, and detail acceptable to Seller, and which will include the following economic terms: (a) an original principal amount of Nine Hundred Thousand and no/100 Dollars ($900,000.00); (b) a non-default interest rate of Six Percent (6%) per annum; (c) principal amortization payments in the amount of $150,000 due and payable on each of June 15, 2015, September 15, 2015, December 15, 2015, and March 15, 2016; (d) principal amortization payments in the amount of $75,000 due and payable on each of June 15, 2016, September 15, 2016, December 15, 2016, and March 15, 2017; and (e) all unpaid amounts under the note shall be due and payable in full on March 15, 2017.;

"Purchase Price" has the meaning set forth in Section 3.1.

"Purchased Assets" has the meaning set forth in Section 2.1.

"Representatives" with respect to a Party, means such Party’s directors, officers, employees, accountants, counsel, consultants, lenders and agents.

"Sale Hearing" means the hearing conducted by the Bankruptcy Court for purposes of approving and confirming the sale of the Purchased Assets in accordance with the Bidding Procedures Order.

"Sale Order" means the order of the Bankruptcy Court entered in the Chapter 11 Case on March 27, 2014 at Docket No. 316, approving this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms stated in the Sale Order.

"Seller" has the meaning set forth in the preamble above.

"Seller's Designee" means the person(s) or entity(ies) designated by Seller to handle activities regarding the Closing and other matters as described in this Agreement.

"Software" means, except to the extent generally available for purchase from a third Person,  any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data, collections of data, whether machine readable or otherwise, (iii) descriptions, flow charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and (iv) all documentation including user manuals and other training documentation related to any of the foregoing.

"Taxes" means any federal, state, provincial, local or foreign income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including taxes under Section 59A of the IRC), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers’ compensation, payroll, health care, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiencies thereof, and including any interest or penalties thereon or additions thereto.

"Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"Technology" means, collectively, all designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology, that are used in, incorporated in, embodied in, displayed by or relate to, or are used or useful in the Business, other than any in the form of Software.

"Trademarks" shall have the meaning ascribed to such term in the definition of Intellectual Property.  Without limitation, such "Trademarks" include the designations "SkyMall" and all variants thereof and composite marks formed therefrom, and all trademarks, service marks and trade names and the registrations and applications therefor listed on Schedule 2.1(e).

"Transition Services Agreement" has the meaning set forth in Section 2.2(k).

"Transaction Taxes" has the meaning set forth in Section 8.1.

“UCC” means the Uniform Commercial Code as the same may, from to time, be in effect in the State of Arizona.

"Ventures" has the meaning set forth in Section 2.2(k).

"Ventures Purchase Agreement" has the meaning set forth in Section 2.2(k).

"Website" shall mean (i) the website currently located at the URL http://www.skymall.com, (ii) all other websites owned or controlled by Seller (as listed on Schedule 2.1(e)), and all Content and pages contained within each of those websites, hosted anywhere in the world, including Seller’s business sites located or associated with other site hosts, such as Instagram, Facebook, Twitter, etc. and (iii) all website user information and data collected by Seller, including email addresses, website logs, clickstream data and cookies, but, in each case, excluding freely available graphic or text content, such as clip art or graphic images licensed from commercial media vendors.  For each Website, the Content and pages shall include all computer files, login and password data, (including such as are necessary for administrative control), and documentation for the current version of the Website and all archived Content and pages in Seller's possession or control.  As used herein, the term "Content" means any literary, audio, video, and other information, including editorial content, data, animation, graphics, photographs and artwork, and combinations of any or all of the foregoing, in any tangible or digital formats.

Section 1.2                      Construction

The Parties acknowledge that they and their counsel have participated jointly in the negotiation and drafting of this Agreement.  If an ambiguity or question of intent or interpretation arises, no rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall be employed in the interpretation hereof, and this Agreement or any amendment hereof shall be construed as if drafted jointly by the Parties.  Any references to any agreement defined herein shall be deemed to include reference to any amendment, restatement or other modification made thereto in accordance with the terms thereof.  Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  Words (including capitalized terms defined herein) in the singular shall be held to include the plural and vice versa as the context requires.  All references herein to a "Section", "Article", "Exhibit" or "Schedule" are to a respective section, article, exhibit or schedule of or to this Agreement, unless otherwise specified.  The words "herein", "hereinafter", "hereunder" and words of similar import used in this Agreement shall, unless otherwise stated, refer to this Agreement as a whole and not to any particular provision of this Agreement.  All references to "$" in this Agreement and the other agreements contemplated hereby shall refer to United States dollars (unless otherwise specified expressly).  References to any gender also are intended to include any other gender.  Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

ARTICLE II
SALE AND PURCHASE OF ASSETS

Section 2.1                      Purchased Assets; Access to Books and Records

Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Seller shall sell, assign, convey, deliver and otherwise transfer, or cause to be sold, assigned, conveyed, delivered and otherwise transferred, to Buyer, and Buyer shall purchase and accept from Seller all right, title and interest of Seller in and to all the assets relating to the Business described below in this Section, whether now existing or hereafter acquired, owned by Seller on the Closing Date (other than the Excluded Assets) (collectively, the "Purchased Assets").  (Buyer may elect before the Closing not to include any asset in the Purchased Assets, and any such assets will not be transferred to Buyer at the Closing, and/or Buyer may elect for a period of fifty (50) days after the Closing to surrender or return, at no cost to Buyer, an asset(s) in the Purchased Assets, provided that any such election by Buyer shall not reduce or otherwise affect the Purchase Price or any other terms of this Agreement.)

(a)           all licenses, permits, franchises and other authorizations of any Governmental Authority relating to the Purchased Assets, and all pending applications therefor (collectively, the "Permits"), but specifically excluding any Excluded Permits (the "Acquired Permits"), to the full extent, if any, that such Acquired Permits are transferable or assignable;

(b)           all Inventory of Seller as of the Closing Date, wherever located, whether in the possession of Seller, in transit, in storage, or in the possession of any third parties and all warranties, licenses, releases and agreements, if any, express or implied, existing for the benefit of Seller in connection therewith;

(c)           all furniture, equipment, supplies and other tangible personal property owned by Seller, other than Excluded Equipment, together with all warranties, licenses, releases, service agreements and contractual commitments, if any, express or implied, existing for the benefit of Seller in connection therewith (collectively, the "Acquired Equipment");

(d)           all accounts receivable of Seller and all other "Accounts" (as defined in the UCC) of Seller ("Accounts Receivable") generated in the ordinary course of Seller's business as of the Closing Date, but specifically excluding Avoidance Actions, Excluded Claims and other Excluded Assets described herein and any amounts that represent sales taxes, use taxes or similar taxes that must be remitted by Seller to any taxing authority.  If Seller receives payment after the Closing on any Accounts Receivable (other than Excluded Assets), Seller shall hold such payment(s) in trust for, and shall promptly remit such payment(s) to, Buyer.

(e)           the Intellectual Property and licenses, including any listed on Schedule 2.1(e) and the SkyMall Ventures trademark and any accrued claims or causes of action to enforce or protect any such Intellectual Property, but specifically excluding the Excluded Intellectual Property (the "Acquired Intellectual Property");

(f)           telephone numbers, the Website, email addresses and listings;

(g)           any and all of Seller’s advertising materials and related designs, patterns, drawings and specifications, pricing and cost documentation, and marketing materials, including historical or archival materials held by Seller in inventory;

(h)           the Customer Lists (subject to the privacy policies of Seller relating to the information in such lists in effect as of the Petition Date), and all rights relating to the Customer Lists (the "Acquired Customer Lists"), but specifically excluding the Excluded Customer Lists;

(i)           to the extent assignable or transferrable, all rights of Seller under all warranties (expressed or implied), representations, indemnities, or guaranties made by third parties to or for the benefit of Seller with respect to the Purchased Assets; and

(j)           all goodwill related to the foregoing.

In addition, Seller shall provide to Buyer and Buyer shall have the right to reasonable access to copies or originals of all books, records, files or papers of Seller, whether in hard copy or electronic format, relating to the Purchased Assets or to the on-going operation of the Business, including, sales and promotional literature, manuals and data, sales and purchase correspondence, vendor lists, mailing lists, catalogues, research material, URLs, know-how, specifications, designs, drawings, processes and quality control data, if any, or any other intangible property and applications for the same, engineering information, test results, plans, personnel and employment records, technical information, diagrams, maintenance schedules, operating and production records, safety and environmental reports, data, studies and documents, fixed asset ledgers, Tax Returns (other than income Tax Returns) regarding real property, personal property and ad valorem taxes with respect to the Purchased Assets, including any exemption or abatement agreements or certifications and supporting documentation for such Tax Returns.  For the avoidance of doubt, the books and records of Seller are not included in the Purchased Assets, but the access right described in this paragraph shall be deemed a critical component of the transactions contemplated hereby and if necessary the Seller (and any successor thereto) shall cooperate with Buyer to create duplicate copies of such books and records for Buyer’s purposes, and under no circumstance shall Buyer be restricted (including restrictions on its disclosure of information contained therein) from its use of such books and records in any manner whatsoever.  Seller shall not be obligated to incur expenses in an aggregate amount in excess of Twenty Five Thousand and no/100 Dollars ($25,000) in creating duplicate copies of books and records for Buyer's purposes.

During the period commencing on the Closing Date and ending on June 30, 2015 (the "Transition Period"), Seller shall use commercially reasonable efforts to continue to employ those employees of Seller designated by Buyer (the "Retained Employees") at Buyer's expense.  Buyer shall pay, weekly in advance, 100% of Seller's cost of employing the Retained Employees, including without limitation salary, wages and benefits costs and Seller's administrative costs and expenses relating to the Retained Employees ("Buyer Employee Costs").  During the Transition Period, the Retained Employees will assist Seller to transition the Purchased Assets to Buyer (at Buyer's direction); provided, however, that to the extent any Retained Employee was providing services to Connexions as of the Closing Date under the Transition Services Agreement, such employee shall continue to be available to Connexions for such services in substantially the same manner as prior to the Closing Date for as long as the employee is employed by Seller. The amounts actually paid by Connexions to Seller under the Transition Services Agreement in respect of the services of such employees shall be credited to Buyer and shall be offset against the Buyer Employee Costs payable by Buyer.  Seller shall terminate the employment of each Retained Employee effective as of the expiration of the Transition Period or at such earlier date as directed by Buyer.  Accrued and unpaid PTO payable upon the termination of any Retained Employee shall be paid by Buyer.

Buyer shall indemnify Seller and its affiliates against, and shall hold them harmless from any and all liabilities, losses, damages, costs and expenses (including without limitation reasonable attorneys' fees) arising from Seller's continued employment of the Retained Employees, except to the extent arising from the gross negligence or willful misconduct of Seller.

Section 2.2                      Excluded Assets

Notwithstanding anything to the contrary herein, Buyer will not purchase and accept, and Seller will not sell, assign, convey, deliver or otherwise transfer, any of Seller's right, title and interest in or to any of the following assets (collectively, the "Excluded Assets"):

(a)           all cash and cash equivalents as of the Closing Date (including cash or checks received prior to the Closing on account of credit card receivables and checks received prior to the Closing, whether or not deposited or cleared prior to the Closing);

(b)           all land, real property, real property improvements, real property fixtures and appurtenances, and real property leasehold and other real property interests;

(c)           all of Seller's books and records;

(d)           all furniture and equipment deemed by Seller to be necessary: (i) to preserve, access and maintain all of Seller's and Seller's affiliates' books and records, including without limitation the information and records of Seller and Seller's affiliates subject to the Subpoena issued by the Securities & Exchange Commission to Seller and/or Seller's affiliates; and (ii) to perform the services and provide the access contemplated by the Transition Services Agreement described below (collectively, the "Excluded Equipment").  For the avoidance of doubt, the equipment deemed necessary for the purposes described in the foregoing clauses (i) and (ii) shall include without limitation (x) all computers, computer servers, back-up systems and other electronic data storage and retrieval systems and devices, computer networking equipment and all associated software, programs and licenses for the same, (y) physical records storage furnishings, equipment and systems and (z) telephone, Internet and other communications equipment and related software, programs and licenses for the same;

(e)           all Contracts other than the Acquired Intellectual Property;

(f)           all Permits set forth on Schedule 2.2 ("Excluded Permits");

(g)           all of Seller’s bank accounts, lockboxes, marketable or other securities, commercial paper, certificates of deposit and other bank deposits and treasury bills;

(h)           all Insurance Policies, including all proceeds thereof and claims in connection therewith;

(i)           all Avoidance Actions and all Claims arising prior to the Closing Date (collectively, the "Excluded Claims"), including, without limitation, all Claims which Seller may have against (i) any of Seller's Affiliates in respect of intercompany transfers, receivables, guarantees or indemnities, (ii) any Person to the extent related to any Excluded Assets (whether arising before or after the Closing Date), and (iii) any Person (including Governmental Authorities) for refund or credit of any type with respect to any Taxes paid or accrued with respect to periods ending on or prior to the Closing Time;

(j)           all escrowed funds, security deposits, prepaid deposits or reserves with any vendor, utility or other third party, including, without limitation, funds held in escrow pursuant to that certain Indemnity Escrow Agreement dated as of September 8, 2014 between Seller and Connexions Loyalty, Inc. ("Connexions");

(k)           all receivables, rights and Claims from or against Connexions and/or SkyMall Ventures, LLC ("Ventures") relating to: (i) the Membership Interest Purchase Agreement dated as of September 8, 2014 by and among Seller, Connexions and Ventures (the "Ventures Purchase Agreement"); and/or (ii) the Transition Services Agreement dated as of September 8, 2014 by and between Seller and Connexions, as amended from time to time ("Transition Services Agreement");

(l)           all personnel records and other records that Seller is required to retain in its possession pursuant to any Applicable Law or is not permitted under Applicable Law to provide to Buyer or that do not exclusively relate to the Business;

(m)           all rights of Seller under this Agreement or any agreement executed in connection with or relating to this Agreement;

(n)           the company seal, minute books, charter documents, stock or equity record books and such other books and records as pertain to the organization, existence or capitalization of Seller;

(o)           Seller's directors and officers liability insurance policy, executive or incentive compensation, bonus, deferred compensation, pension, profit sharing, savings, retirement, stock option, stock purchase, group life, health or accident insurance or other employee benefits plan of any kind;

(p)           all Intellectual Property that is specifically identified on Schedule 2.2 or that is described in Sections 2.2(d), 2.2(r), and 2.2(s) (the "Excluded Intellectual Property");

(q)           all Customer Lists that are specifically identified on Schedule 2.2 (the "Excluded Customer Lists");

(r)           the rights of Ventures under the Trademark License Agreement dated as of September 8, 2014 by and between Seller and Ventures, but only for the period ending 90 days after the closing date, provided that Buyer complies with its obligations under paragraph 17 of the Sale Order;

(s)           the rights of Connexions under the perpetual, royalty-free, fully-paid up license to copy, modify, distribute, install, access, display and otherwise use the proprietary software developed by Seller, as described in Section 2.17(i) of the Ventures Purchase Agreement described above;

(t)           all rebates, price adjustments, adjustments to accounts payable, customer programs, discounts or promotions, and related rights to payment owed to Seller which accrued on or before the Closing Date; and

(u)           all equity interests of Seller, including any options, warrants or other securities exchangeable or convertible into equity interests of Seller.

Section 2.3                      Assumed Liabilities

At the Closing, Buyer shall assume fully and agree to pay, perform, fulfill and discharge, and shall pay, perform, fulfill and discharge, as they become due, the following liabilities:

(a)           all Claims relating to Buyer’s ownership or use of the Purchased Assets;

(b)           all Claims relating to the operation of the Business from and after the Closing (including without limitation under the Acquired Permits, the Acquired Customer Lists, and the Acquired Intellectual Property);

(c)           all Claims for rebates, price adjustments, adjustments to accounts payable, customer programs, discounts or promotions, arising from the operation of the Business from and after the Closing; and

(d)           all Claims for or in respect of Taxes assessed or payable after the Closing that are the responsibility of Buyer.  For the avoidance of doubt, Taxes incurred by Seller in the operation of the Business prior to Closing or any taxes assessed and payable prior to Closing shall not be the responsibility of Buyer.

Section 2.4                      Excluded Liabilities

Except with respect to the Assumed Liabilities, Buyer shall not assume, or be deemed to have assumed, and Seller shall be solely and exclusively liable with respect to, all Claims against Seller including, without limitation, all Claims relating to the Excluded Assets (all such Claims other than Assumed Liabilities, the "Excluded Liabilities").

ARTICLE III
PURCHASE PRICE

Section 3.1                      Purchase Price; Assumption of Liabilities

The Purchase Price for the Purchased Assets shall be One Million Nine Hundred Thousand and no/100 Dollars ($1,900,000.00) (the "Purchase Price").  At the Closing, (a) Buyer shall pay to Seller's Designee in immediately available funds the amount of One Million and no/100 Dollars ($1,000,000.00), less the Deposit (the "Initial Payment"); (b) Buyer shall deliver the Promissory Note to Seller for the remaining Nine Hundred Thousand and no/100 Dollars ($900,000.00); and (c) Buyer shall assume all of the Assumed Liabilities.

Section 3.2                      Deposit

Upon the execution and delivery of this Agreement by Buyer to Seller, Buyer shall, pursuant to the provisions of Section 12.17 below, deposit with Seller's Designee, by cashiers’ check or wire transfer of immediately available funds, an amount equal to the Deposit, and (b) within three (3) Business Days after Buyer is approved as a Prevailing Bidder (as defined in the Bidding Procedures Order), Buyer shall deposit with Seller's Designee such additional sum by cashiers’ check or wire transfer of immediately available funds as necessary to increase the Deposit to ten percent (10%) of the amount of prevailing bid.  The Deposit shall be released to Buyer upon payment of the Purchase Price by Buyer.

Section 3.3                      Allocation of Purchase Price

Buyer shall prepare and deliver to Seller a schedule (the "Allocation Schedule", which shall be Schedule 3.3) allocating the Purchase Price and the Assumed Liabilities (and all other capitalized costs) among the Purchased Assets in accordance with Section 1060 of the IRC and any corresponding requirements of any state or local tax laws as soon as practicable after the Closing Time, and in no case later than forty-five (45) days before the due date, including available extensions, for filing any Tax Returns with respect to the Allocation Schedule.  Seller will have the right to raise reasonable objections to the Allocation Schedule within fifteen (15) days after its receipt thereof, in which event Buyer and Seller will negotiate in good faith to resolve such objections.  If Buyer and Seller cannot mutually resolve Seller's reasonable objections to the Allocation Schedule within ten (10) days after Buyer's receipt of such objections, such dispute with respect to the Allocation Schedule shall be presented to an independent accounting firm reasonably acceptable to each of Buyer and Seller on the next day, for a decision that shall be rendered by such independent accounting firm within ten (10) days thereafter and shall be final and binding upon each of the parties.  The fees, costs and expenses incurred in connection by the independent accounting firm shall be shared in equal amounts by Buyer, on the one hand, and Seller, on the other.  Buyer and Seller each shall report and file all Tax Returns (including amended Tax Returns and claims for refund) and shall cooperate in the filing of any forms (including Internal Revenue Service Form 8594) consistent with the Allocation Schedule, and shall take no position contrary thereto or inconsistent therewith (including, without limitation, in any audits or examinations by any taxing authority or any other proceedings).

ARTICLE IV
CLOSING

Section 4.1                      The Closing

(a)           The closing of all of the transactions contemplated hereby (the "Closing") shall occur on a date and time to be mutually agreed upon by the Parties (the "Closing Date"), but in but in all events on or before April 3, 2015 (the "Outside Date"), unless a later date is agreed to in writing by each of the Parties.  The Closing will be held at the offices of Quarles & Brady LLP ("Seller’s Counsel"), 2 N. Central Ave., Phoenix, Arizona 85004, and to the extent feasible, the Closing will be held by overnight courier or the electronic exchange of documents in Adobe (PDF) format or by facsimile, without the principals present. The Closing shall be effective as of 12:01 a.m. (prevailing Arizona time) on the Closing Date (the "Closing Time").

(b)           Upon completion of the Closing, Buyer shall own the Purchased Assets and Buyer shall have assumed and be obligated to perform and discharge, in accordance with their respective terms, the Assumed Liabilities.  Thereafter, Seller shall have no further income participation or ownership interest in any of the Purchased Assets and no obligation with respect to any of the Assumed Liabilities.

Section 4.2                      Seller’s Deliveries

At the Closing, Seller shall deliver to Buyer:

(a)           a bill of sale and assumption and assignment agreement transferring ownership of all Purchased Assets and the Assumed Liabilities, duly executed by Seller and dated as of the Closing Date and in a form reasonably acceptable to Seller and Buyer (the "Bill of Sale and Assumption and Assignment Agreement");

(b)           a trademark assignment, duly executed by Seller, including a separate trademark assignment for recording with regard to each jurisdiction and each recordable right or interest, such as each trademark registration, each application to register a trademark, or each recorded or recordable license interest, all in a form reasonably acceptable to Seller and Buyer;

(c)           a copyright assignment, duly executed by Seller, including a copyright assignment covering unregistered copyrights and a separate copyright assignment for recording with regard to each jurisdiction and each recordable right or interest, such as each copyright registration, each application to register a copyright, or each recorded or recordable license interest, all in a form reasonably acceptable to Seller and Buyer;

(d)           evidence of Seller’s authority, and the authority of the person executing any documents at Closing on behalf of Seller, reasonably acceptable to Buyer, to enter into the transactions contemplated by this Agreement and the Sale Order;

(e)           all other documents, certifications and other instruments as may be reasonably required to consummate the transaction contemplated hereby.

Section 4.3                      Buyer's Deliveries

At the Closing, Buyer shall deliver:

(a)           the Initial Payment, by a wire transfer of immediately available funds to the account designated in writing by Seller's Designee;

(b)           a fully executed original copy of the Promissory Note;

(c)           a fully executed original copy of the Personal Guaranty;

(d)           the Bill of Sale and Assumption and Assignment Agreement, duly executed by Buyer;

(e)           evidence of Buyer’s authority, and the authority of the person executing any documents at Closing on behalf of Buyer, reasonably acceptable to Seller, to enter into the transactions contemplated by this Agreement; and

(f)           such other documents, certificates and other instruments as may be reasonably required to consummate the transaction contemplated hereby.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer as follows:

Section 5.1                      Organization and Good Standing

(a)           Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.  Subject to any necessary authorization or approval from the Bankruptcy Court, Seller has all requisite corporate power and authority to carry on the Business and to own and use the assets of the Business except where the failure to have such full power and authority would not have a Material Adverse Effect; and

(b)           Subject to any necessary authorization or approval from the Bankruptcy Court, Seller is duly qualified or licensed to do business and is in good standing in each of the jurisdictions in which the operation of the Business or the character of the properties owned or used by Seller in connection with the Business has made such qualification or licensing necessary except where the failure to be so qualified or licensed would not have a Material Adverse Effect.

    Section 5.2                      Authorization, etc.

Subject to the Bankruptcy Court’s entry of the Sale Order, Seller has the corporate power and authority to execute and deliver this Agreement, to perform fully its obligations hereunder, and to consummate the transactions contemplated hereby.  The execution and delivery by Seller of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all requisite corporate action of Seller.  Seller has duly executed and delivered this Agreement.  Subject to the Bankruptcy Court’s entry of the Sale Order, this Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

    Section 5.3                      Litigation

Except for matters subject to the jurisdiction of the Bankruptcy Court, as of the date hereof there is no action, suit, proceeding pending or, to the Knowledge of Seller, threatened by or against or relating to the Business or any of the Purchased Assets, other than as set forth on Schedule 5.3 hereto.

    Section 5.4                      Title; No Liens

Subject to entry of the Sale Order by the Bankruptcy Court, the Purchased Assets shall be delivered to Buyer free and clear of all Liens and Claims (i) other than Permitted Liens and Exceptions (including the Permitted Liens and Exceptions set forth on Schedule 5.4 attached hereto), and (ii) except for those Purchased Assets that are leased or licensed to Seller, as to which Seller has, and at the Closing will have, valid license or leasehold interests.

    Section 5.5                      Taxes
(a)           Seller has paid (or will pay out of the Purchase Price received at Closing) all Taxes (if any) due and owing that are necessary to convey title to the Purchased Assets to Buyer as provided in this Agreement.

(b)           As of the Closing Date, there will be no Liens for Taxes upon any of the Purchased Assets other than Permitted Liens and Exceptions.

    Section 5.6                      Brokers, Finders, etc.

Seller has not agreed to pay any fee or commission to any agent, broker, finder, or other Person for or on account of services rendered as a broker or finder in connection with this Agreement or the transactions contemplated hereby except with respect to CohnReznick Capital, whose fees and compensation (which are subject to approval by the Bankruptcy Court) shall be paid entirely by Seller.

    Section 5.7                      Disclaimer

Except as otherwise expressly provided in this Agreement, the Purchased Assets are being sold AS IS, WHERE IS WITHOUT RECOURSE TO, REPRESENTATION BY, OR WARRANTIES BY, SELLER OF ANY KIND OR DESCRIPTION WHATSOEVER, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES AND/OR REPRESENTATIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, PHYSICAL CONDITION, TITLE, POSSESSION, QUIET ENJOYMENT OR THE LIKE AND WITH ALL FAULTS.  Without limiting the generality of the foregoing, Seller makes no warranties, express or implied, of any kind or nature, including, but not limited to, no warranties with respect to the quality, condition, content, merchantability, or fitness for a particular purpose.  In addition, to the extent any of Seller's software is included in the Purchased Assets, whether owned by or licensed to Seller, Seller makes no representations or warranties regarding Buyer's right to use such software, as to the performance of the software, its non-infringement or otherwise.  In such circumstances, Seller recommends that Buyer contact the software manufacturer, developer, or licensor directly to resolve any such issues.

    Section 5.8                      No Other Representations or Warranties

Except for the express representations and warranties contained in this Agreement, neither Seller nor its equity holders or Representatives, nor any other Person, makes or shall be deemed to make any representation, warranty or statement of any kind or nature to Buyer regarding the Purchased Assets.  Buyer shall only be entitled to rely on the representations, warranties or statements that are expressly set forth herein and Buyer will not have any right or remedy arising out of any other representation, warranty or statement.  Buyer further acknowledges and agrees that any cost estimates, projections or other forecasts or predictions contained or referred to in this Agreement or in any offering or other materials that have been provided to Buyer in connection with any of the transactions contemplated hereby are not and shall not be deemed to be representations and warranties of Seller or any Representatives of Seller.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

Section 6.1                      Organization and Good Standing

Buyer is a New Jersey limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and has full corporate power and authority to own, lease and operate its properties and carry on its business as it is now being conducted.

Section 6.2                      Authorization, etc.

Buyer has the corporate power and authority to execute and deliver this Agreement, to perform fully its obligations hereunder, and to consummate the transactions contemplated hereby.  The execution and delivery by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all requisite action of Buyer.  Buyer has duly executed and delivered this Agreement.  This Agreement is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

    Section 6.3                      No Conflicts, etc.

The execution, delivery and performance by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not conflict with or result in a violation of or under (with or without the giving of notice or the lapse of time or both) or result in the acceleration of or give rise to the right of any Person to terminate, modify or cancel under, or result in the loss of any rights, privileges, options or alternatives under, or result in the creation of any Lien on any of Buyer’s assets under (a) the articles of organization or operating agreement of Buyer, (b) any Applicable Law applicable to Buyer, or (c) any contract, agreement or other instrument applicable to Buyer, except for such conflicts, violations, defaults, accelerations or rights that, individually and in the aggregate, have not impaired and shall not impair the ability of Buyer to perform any of its obligations under this Agreement.  No Governmental Approval or other Consent is required to be obtained or made by Buyer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

    Section 6.4                      "AS-IS/WHERE-IS" Purchase After Investigation

    Buyer is purchasing the Purchased Assets AS IS, WHERE IS WITHOUT RECOURSE TO, REPRESENTATION BY, OR WARRANTIES BY, SELLER OF ANY KIND OR DESCRIPTION WHATSOEVER, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES AND/OR REPRESENTATIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, PHYSICAL CONDITION, TITLE, POSSESSION, QUIET ENJOYMENT OR THE LIKE AND WITH ALL FAULTS.  Buyer has investigated and examined the Purchased Assets and Assumed Liabilities and has been granted full and complete access to each of the Purchased Assets and all books and records related to each of the Assumed Liabilities.  Buyer has examined and investigated each of the Purchased Assets and evaluated the Assumed Liabilities to the extent Buyer, in its sole discretion, determined to be appropriate.  Buyer has not relied on any representation or statement of Seller or CohnReznick Capital in connection with Buyer’s decision to execute or perform under this Agreement or to acquire the Purchased Assets.

    Section 6.5                      Litigation

As of the date hereof, there is no action, suit or proceeding pending or, to Buyer’s knowledge, threatened by or against or affecting Buyer in connection with or relating to the transactions contemplated by this Agreement or of any action taken or to be taken in connection herewith or the consummation of the transactions contemplated hereby.

    Section 6.6                      Brokers, Finders, etc.

Neither Buyer nor any of its Affiliates has agreed to pay any fee or commission to any agent, broker, finder, or other Person for or on account of services rendered as a broker or finder in connection with this Agreement or the transactions contemplated hereby.

    Section 6.7                      Financial Ability to Perform

Buyer is fully capable from a financial standpoint of performing its obligations under this Agreement and is not aware of any facts, circumstances or conditions that could reasonably be expected to render Buyer financially incapable of performing its obligations under this Agreement.  Buyer has, and will at the Closing have, cash, cash equivalents, available lines of credit or other sources of immediately available funds readily available sufficient to enable Buyer to consummate the transactions contemplated by this Agreement to which it is to be a party.  Immediately after giving effect to the transactions contemplated by this Agreement, Buyer shall be able to pay its debts as they become due and shall own property having a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities).  Immediately after giving effect to the transactions contemplated by this Agreement, Buyer shall have adequate capital to carry on its business.  No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Buyer.

    Section 6.8                      No Collusion

Buyer acknowledges and confirms that the Purchase Price (a) has not been controlled by any agreement among any potential bidders, and (b) has not been collusive with any other bidder.

ARTICLE VII
COVENANTS

Section 7.1                      Operations

                     Seller shall have no obligation to repair or maintain the Purchased Assets and Buyer agrees to accept any and all Purchased Assets in their "AS-IS, WHERE-IS," condition on the Closing Date.

      Section 7.2                      Access and Information

(a)           Prior to the Closing, Seller shall (and shall cause its respective Representatives to) give Buyer and its Representatives, reasonable access during normal business hours to, and furnish them with, material documents, records, work papers and other information with respect to, all properties, assets, books, contracts, commitments, reports and records constituting or otherwise relating to the Purchased Assets, as Buyer shall reasonably request.  In addition, Seller shall permit Buyer and its Representatives reasonable access to such personnel of Seller during normal business hours as may be necessary to Buyer in its review of the Purchased Assets and the above-mentioned documents, records and information. All such information shall be provided subject to the provisions of the Non-Disclosure Agreement executed by Buyer.

(b)           From and after the Closing, Buyer shall, upon written request, grant Seller or any of its Affiliates or Representatives reasonable access to and provide to Seller or any of its Affiliates any copies of records with respect to any of the Purchased Assets, the Assumed Liabilities or the Business relating to the period up to and including the Closing Date.

    Section 7.3                      Further Actions

As promptly as practicable, each Party will:

(a)           use its commercially reasonable efforts to take all actions and to do all things necessary to consummate the transactions contemplated hereby by the Closing Date;

(b)           file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by such Party pursuant to Applicable Law in connection with the Agreement, the sale and transfer of the Purchased Assets pursuant to this Agreement and the consummation of the other transactions contemplated hereby;

(c)           use its commercially reasonable efforts to obtain, or cause to be obtained, all Consents (including all Governmental Approvals) necessary to be obtained by such Party in order to comply with applicable law and any regulatory procedure, consummate the sale and transfer of the Purchased Assets pursuant to this Agreement and the consummate the other transactions contemplated hereby to the extent such Consents are not provided for or satisfied by the Sale Order (provided that in no event shall Seller be obligated to incur any costs or expenses or provide any financial accommodation or other consideration of any nature to any Person to facilitate obtaining such Consents); and

(d)            promptly inform the other Party of any communication from any Governmental Authority regarding any of the transactions contemplated by this Agreement.  If any party hereto or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Authority with respect to the transactions contemplated by this Agreement, then such Party will use its reasonable efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other Party, an appropriate response in compliance with such request.

    Section 7.4                      Adequate Assurances

Buyer will provide Seller with information regarding Buyer's intended business plans and capital structure on and after the Closing Time, and will cooperate with Seller in communicating with third parties regarding such matters.

    Section 7.5                      Further Assurances

Following the Closing, each Party shall, from time to time, execute and deliver (or cause to be executed and delivered) such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by the other Party, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the transactions contemplated hereby, at the requesting Party's cost and expense.

Section 7.6                      Limitations on Duties

Each Party and its Affiliates shall be obligated to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants, duties or obligations shall be read into this Agreement or any other agreement against any such Person, other than the duties to act in good faith and in a commercially reasonable manner.

Section 7.7                      Access To Seller's Facilities

After the Closing, Seller shall give Buyer reasonable access to Seller's office facility in accordance with the following:

(a)           Buyer shall be given reasonable access to the facility during normal business hours for the purpose of removing Purchased Assets and for the purpose of giving Buyer access to books, records, files or papers of Seller as provided in Section 2.1.

(b)           Subject to subsection (d) below, Seller shall give Buyer access to the facility for a period of sixty (60) calendar days after the Closing except that if Seller incurs operating or occupancy expenses solely on account of providing Buyer with such access, including incremental allocated operating or occupancy expenses due to Buyer's use of the facility, Buyer shall pay Seller the amount of such operating expenses as a condition to such access.

(c)           Subject to subsection (d) below, if Buyer desires access to the facility from and after sixty (60) calendar days from the Closing, Seller and Buyer will negotiate the monetary and other terms for such extended access.

(d)           Seller shall at all times retain the right to market and sell its office facility and its other interests in real estate, and the Seller's obligations under this Section 7.7 shall terminate immediately upon the closing of any such sale.

Section 7.8                      Use of Name

Seller agrees that it shall (i) as soon as practicable after the Closing Date and in any event within sixty (60) days following the Closing Date, cease to make any use of the name “SkyMall” or any service marks, trademarks, trade names, identifying symbols, logos, emblems, signs or insignia related thereto or containing or comprising the foregoing, including any name or mark confusingly similar thereto (collectively, the “Seller Marks”), (ii) immediately after the Closing, cease to hold itself out as having any affiliation with Purchaser or any of its Affiliates, and (iii) request that the Bankruptcy Court effect a change in the caption of the Chapter 11 Case so that the words “SkyMall” do not appear in such caption.

ARTICLE VIII
TAXES

Section 8.1                      Taxes Related to Purchase of Assets

All federal, state and local sales and transfer taxes, including all state and local taxes in connection with the transfer of the Purchased Assets, and all recording and filing fees (collectively, "Transaction Taxes") that may be imposed by reason of the sale, transfer, assignment and delivery of the Purchased Assets, and are not exempt under Section 1146(a) of the Bankruptcy Code, shall be paid by Buyer, provided that Seller shall pay all recording and filing fees related to the Chapter 11 Case and any releases, terminations or consents which are necessary to consummate the transactions contemplated hereby.  Transaction Taxes do not include any tax in the nature of an income tax, including any capital gains, franchise, excise, inheritance, estate, succession, or gift taxes.  Buyer and Seller reasonably will cooperate with each other to minimize any such Transaction Taxes and to determine appropriate taxing authorities and amount of Transaction Taxes, if any, payable in connection with the transactions contemplated under this Agreement.  Seller will assist Buyer reasonably in the preparation and filing of any and all required returns for or with respect to such Transaction Taxes with any and all appropriate taxing authorities.

ARTICLE IX
CONDITIONS PRECEDENT

Section 9.1                      Conditions to Obligations of Each Party

The obligations of the Parties to consummate the transactions contemplated hereby at the Closing shall be subject to the fulfillment on or prior to the Closing Date of the following conditions:

(a)           Entry of Sale Order.  The Bankruptcy Court shall have entered the Sale Order;

(b)           No Injunction.  Consummation of the transactions contemplated hereby shall not have been restrained, enjoined or otherwise prohibited by any Applicable Law, including any order, injunction, decree or judgment of any court or other Governmental Authority; and

(c)           Illegality.  No court or other Governmental Authority shall have determined that any Applicable Law makes illegal the consummation of the transactions contemplated hereby, and no proceeding with respect to the application of any such Applicable Law to such effect shall be pending.

    Section 9.2                      Conditions to Obligations of Buyer

The obligations of Buyer to consummate the transactions contemplated hereby at the Closing shall be subject to the fulfillment (or waiver by Buyer) on or prior to the Closing Date of the following additional conditions:

(a)           Representations; Performance.  The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects, as if made at and as of the Closing Date (except for representations and warranties that are made as of a specific date, which representations and warranties shall be true and correct in all material respects at and as of such respective specific date); provided, however, that the failure of any such representations or warranties to be true and correct on and as of the Closing Time shall not constitute a basis for Buyer to refuse to consummate the transactions contemplated hereby unless such failure, either individually or in the aggregate, has resulted in or would reasonably be expected to result in a Material Adverse Effect.  Seller shall have duly performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or on the Closing Date; and

(b)           Transfer and Assumption Documents.  Seller shall have delivered to Buyer at the Closing the items specified in Section 4.2.

    Section 9.3                      Conditions to Obligations of Seller

The obligation of Seller to consummate the transactions contemplated hereby at the Closing shall be subject to the fulfillment (or waiver by Seller), on or prior to the Closing Date, of the following additional conditions:

(a)           Representations; Performance.  The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects, as if made at and as of the Closing Date.  Buyer shall have duly performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date; provided, however, that the failure of any such representations or warranties to be true and correct on and as of the Closing Time shall not constitute a basis for Seller to refuse to consummate the transactions contemplated hereby unless such failure, either individually or in the aggregate, has or would reasonably be expected to have a material and adverse effect on Buyer's ability to perform its obligations under this Agreement;

(b)           Payment of Purchase Price.  Buyer shall have paid to Seller the Purchase Price.

(c)           Transfer and Assumption Documents.  Buyer shall have delivered to Seller at the Closing the items specified in Section 4.3.

ARTICLE X
TERMINATION

Section 10.1                      Termination

This Agreement may be terminated at any time prior to the Closing:

(a)           by mutual written agreement of Seller and Buyer;

(b)           by Seller or Buyer if the Closing shall not have been consummated on or before the Outside Date; provided, however, that the right to terminate this Agreement pursuant to this Section shall not be available to any Party whose breach of any provision of this Agreement results in the failure of the Closing to be consummated by such date;

(c)           upon the entry of an Order of the Bankruptcy Court authorizing the sale of the Purchased Assets to a Person other than Buyer (or an Affiliate of Buyer designated by it); provided, however, that Buyer shall not be permitted to terminate this Agreement upon the entry of such an order if Buyer is determined to be a Backup Bidder (as defined in the Bidding Procedures Order) for any of the Purchased Assets;

(d)           if any order permanently restraining, prohibiting or enjoining Buyer or Seller from consummating the transactions contemplated hereby is entered and such order shall have become a Final Order;

(e)           by Seller, if the Buyer shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement which would give rise to the failure of a condition set forth in Article IX, which breach cannot be or has not been cured within fifteen (15) Business Days after the giving of written notice by Seller to the Buyer specifying such breach; or

(f)           by Buyer, if Seller shall have breached any of their representations, warranties, covenants or agreements contained in this Agreement which would give rise to the failure of a condition set forth in Article IX, which breach cannot be or has not been cured within fifteen (15) Business Days after the giving of written notice by the Buyer to Seller specifying such breach.

A Party desiring to terminate this Agreement pursuant to Section 10.1 shall give notice of such termination to the other Party or Parties.

Section 10.2                      Effect of Termination

If this Agreement is terminated pursuant to the provisions of Section 10.1, then this Agreement shall become void and have no effect, without any liability to any Person in respect hereof or of the transactions contemplated hereby on the part of any Party hereto, or any of its equity holders, Representatives or Affiliates, except for any liabilities expressly set forth below in Section 10.3, and except that each Party will return or destroy all documents, workpapers and other material of any other Party relating to the transactions contemplated by this Agreement, whether so obtained before or after the execution of this Agreement, to the Party furnishing the same.

Section 10.3                      Deposit

If this Agreement is terminated pursuant to Section 10.1(a), Section 10.1(b) (except where the failure of the Closing to be consummated by the Outside Date resulted from the breach by Buyer of any provision of this Agreement), Section 10.1(c), Section 10.1(d), or Section 10.1(f), the Deposit and all interest accrued thereon shall be released by the Seller's Designee to Buyer pursuant to the terms of the Section 12.17 below and Seller and Seller's Designee shall have no further liabilities or obligations hereunder.  If this Agreement is terminated pursuant to Section 10.1(b) (where the failure of the Closing to be consummated by the Outside Date resulted from the breach by Buyer of any provision of this Agreement) or Section 10.1(e), the Deposit and all interest accrued thereon shall be remitted by Seller's Designee to Seller pursuant to the terms of Section 12.17 below.

ARTICLE XI
BANKRUPTCY COURT MATTERS

Section 11.1                      Submission to Bankruptcy Court

Seller may file with the Bankruptcy Court this Agreement and such motions, pleadings and notices as may be appropriate in connection therewith.

Section 11.2                      Buyer’s Backup Bid

If a bid by a Prevailing Bidder (as defined in the Bidding Procedures Order) is approved by the Bankruptcy Court and Buyer is determined by Seller to have submitted a Backup Bid in accordance with the Bidding Procedures Order, then (a) Buyer shall remain bound to this Agreement, on its existing terms and at the purchase price bid by Buyer, unless and until the sale to the Prevailing Bidder is consummated or, if later, until the Outside Date, and (b) Buyer's Deposit will be retained until the sale to the Prevailing Bidder is consummated or, if later, the Outside Date.  If Buyer's Backup Bid is thereafter accepted as the winning bid, the Outside Date for the Closing shall be extended to the date thirty (30) days after Seller provides notice to Buyer that it has been approved as a winning bidder.

Section 11.3                      Sale Order

In accordance with the Bidding Procedures Order, Seller will obtain the entry by the Bankruptcy Court of the Sale Order containing typical and customary provisions in form and substance reasonably satisfactory to Buyer and Seller.  Buyer will promptly take such actions as are reasonably requested by Seller to assist in obtaining entry of a Sale Order, including furnishing affidavits or other documents or information for filing with the Bankruptcy Court for the purposes, among others, of demonstrating that Buyer is a "good faith" purchaser under Section 363(m) or any other Section of the Bankruptcy Code and that the Purchase Price was not controlled by an agreement in violation of Section 363(n) or any other Section of the Bankruptcy Code.  Seller will request that the Sale Order provide that it shall be effective and enforceable immediately upon entry by the Bankruptcy Court notwithstanding Rules 6004(h) and 6006(d) of the Federal Rules of Bankruptcy Procedure.

ARTICLE XII
MISCELLANEOUS

Section 12.1                      Casualty and Condemnation

(a)           Seller will bear all risk of loss occurring to or upon any portion of the Purchased Assets prior to the Closing Time.  In the event that any material portion of any Purchased Assets is damaged or destroyed prior to Closing Time, then with respect to such Purchased Assets Buyer may, at Buyer's option, either (i) proceed to close notwithstanding the damage or destruction of such Purchased Assets; or (ii) exclude such Purchased Assets, in which event Buyer shall have no obligation to close if as a consequence of the exclusion of such Purchased Assets any condition to Closing would not be satisfied.  If Buyer closes notwithstanding an unrepaired or unrestored loss to a Purchased Asset, Seller will deliver and/or assign to Buyer any insurance proceeds with respect to such damage or destruction, and all claims against third parties relating thereto, and the adjustment to the Purchase Price shall be limited to the amount of any deductible or self-insured retention under the applicable policies of insurance. This Section 12.1(a) shall contain Buyer's sole remedy in the event of any casualty.

(b)           Intentionally Omitted

Section 12.2                      Expenses

Except to the extent otherwise provided hereby, the Parties shall bear their respective expenses, costs and fees (including any attorneys’ or auditors’ fees) in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the transactions contemplated hereby are consummated (other than enforcement expenses payable pursuant to Section 12.14).

Notwithstanding anything that may be to the contrary in this Agreement, the Buyer shall bear the following expenses:

(a)           all title insurance premiums, escrow charges, if any, and other costs charged by Buyer's title insurance company and/or abstract company in connection with the Buyer’s acquisition of the Purchased Assets;

(b)           all fees and expenses incurred in connection with obtaining any UCC searches;

(c)           all survey fees, if any, charged in connection with Buyer’s acquisition of the Purchased Assets;

(d)           all fees and expenses incurred by Buyer for any reports and investigations related to Buyer’s due diligence and decision to buy the Purchased Assets;

(e)           except as provided in Section 8.1, all Transaction Taxes; and

(f)           except as provided in Section 8.1, all recordation fees in connection with recording any documents required to be recorded in connection with Buyer’s acquisition of the Purchased Assets.

Section 12.3                      Payment of Brokers

Buyer acknowledges that Seller has retained CohnReznick Capital to act as its investment banker in connection with the sale of the Purchased Assets and the transactions contemplated by this Agreement.  Seller shall be responsible for any fees due to CohnReznick Capital.  Buyer shall be responsible for any brokerage commission or other fees due to any broker or advisor claiming by, through or under Buyer and, as between Seller and Buyer, shall also be responsible for any loss, liability, damage, cost or expense (including, without limitation, reasonable attorneys’ fees) paid or incurred by Seller by reason of any claim to any broker’s, finder’s or other fee in connection with the transactions contemplated by this Agreement by any such broker or advisor, except to the extent that it is conclusively determined in a judicial proceeding that such fee is payable as a result of an express contract or undertaking by Seller to pay the same.

Section 12.4                      Severability

If any provision of this Agreement, including any phrase, sentence, clause, section or subsection is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

Section 12.5                      Notices

All notices, requests, demands, approvals, consents, waivers and other communications required or permitted to be given under this Agreement (each, a "Notice") shall be in writing and shall be (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (c) sent by next-day or overnight mail or delivery by a nationally recognized carrier, or (d) sent by facsimile transmission, provided that the original copy thereof also is sent by one of the other means specified above in this Section 12.5:

If to Buyer:

C&A Marketing, Inc.
2 Bergen Turnpike
Ridgefield Park, NJ 07661
Attn: Chaim Piekarski

with a copy to:

Perkins Coie LLP
2901 North Central Avenue Suite 2000
Phoenix, AZ 85012-2788
Telephone: 1.602.351.8000
Facsimile: 1.602.648.7000
Attn: Jordan Kroop
Email: JKroop@perkinscoie.com

If to Seller:

SkyMall, LLC
1520 E. Pima Street
Phoenix, Arizona 85034
Telephone:  602-528-8659
Attention:  Scott Wiley
Email: swiley@skymall.com

with a copy to:

Quarles & Brady LLP
One Renaissance Square
Two North Central Avenue
Phoenix, Arizona 85004-2391
Telephone:  (602) 230-5517
Facsimile:  (602) 417-2980
Attention: Steven P. Emerick
Email: Steve.Emerick@quarles.com

or, in each case, at such other address as may be specified in a Notice to the other Party hereto.  Each Notice shall be deemed effective and given upon actual receipt or refusal of receipt.

Section 12.6                      Headings

The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

Section 12.7                      Entire Agreement

This Agreement (as approved by the Sale Order) and the Non-Disclosure Agreement executed by Buyer constitute the entire agreement between the Parties relating to the subject matter hereof and are the final and complete expression of their intent. No other prior or contemporaneous negotiations, promises, agreements, covenants, or representations of every kind of nature, whether made orally or in writing, have been made or relied upon by the Parties, or any of them, in negotiations leading to this Agreement or relating to the subject matter hereof, which are not expressly contained herein or in the Non-Disclosure Agreement, or which have not become merged and finally integrated herein or therein; it being the intention of the Parties hereto that in the event of any subsequent litigation, controversy, or dispute concerning the terms and provisions of this Agreement or the Non-Disclosure Agreement, no Party shall be permitted to offer or introduce oral or extrinsic evidence concerning the terms and conditions hereof that are not included or referred therein and not reflected in writing.  This Agreement can only be changed, modified or discharged if consented to in writing executed by the Parties hereto.

Section 12.8                      Counterparts

This Agreement may be executed (including by pdf or facsimile transmission) with counterpart signature pages or in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

Section 12.9                      Governing Law, etc.

This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of Arizona without giving effect to the conflict of laws rules thereof.  Buyer and Seller hereby irrevocably submit to the exclusive jurisdiction of the Bankruptcy Court relating to the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in the Bankruptcy Court or that the venue thereof may not be appropriate or that this Agreement or any of such documents may not be enforced in or by the Bankruptcy Court, and the Parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in the Bankruptcy Court.  Buyer and Seller hereby consent to and grant the Bankruptcy Court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 12.5 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

Section 12.10                   Binding Effect

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and permitted assigns.

Section 12.11                     Assignment

This Agreement shall not be assignable (whether by contract, operation of law or otherwise) by any Party without the prior written consent of the other Party.

Section 12.12                     No Third Party Beneficiaries

Nothing in this Agreement shall confer any rights upon any Person other than the Parties hereto and their respective successors and permitted assigns.

Section 12.13                                    Amendment; Waivers; etc.

No discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by each of the Parties (and subject to the approval of the Bankruptcy Court, if required).  Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time.  Neither the waiver by any of the Parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the Parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.  No amendment or modification of this Agreement shall be effective unless in writing executed by both Parties.  No amendment, or modification hereunder shall be valid or binding unless approved by the Bankruptcy Court.

Section 12.14                                    Enforcement Expenses

Each Party shall pay its own expenses, including attorneys' fees, in connection with this Agreement and the performance of their respective obligations hereunder, provided, however, that in the event any suit, action, or proceeding is brought to construe or enforce the terms and conditions of this Agreement or the rights of the Parties hereunder, the losing Party shall pay to the prevailing Party all court costs and attorneys’ fees and costs incurred in such suit, action, or proceeding to be fixed in amount by the Bankruptcy Court.  Attorneys’ fees and costs incurred in enforcing any judgment in respect of this Agreement are recoverable as a separate item.  This Section 12.14 is intended to be severable from the other provisions of this Agreement and to survive the Closing and any judgment and, to the maximum extent permitted by law, shall not be deemed merged into any such judgment.

Section 12.15                                    Bulk Sales

To the extent they may apply, the Parties hereby waive compliance with the provisions of the bulk sales laws of any jurisdiction.

Section 12.16                                  Time is of an Essence

Time is of an essence with respect to each and every provision of this Agreement.

Section 12.17                                    Terms of Deposit

The Deposit and any supplement thereto shall be held by Seller's Designee either (i) in kind in the case of a cashier’s check payable to Seller's Designee, or (ii) if practicable in Seller's Designee’s sole discretion, in a segregated interest-bearing account at a depository approved by the Office of the United States Trustee under the Buyer’s federal employer tax identification number, and shall be disbursed in accordance with the terms and conditions of this Agreement, unless otherwise directed by written notice to Seller's Designee signed by Seller and Buyer. In the event of a dispute between the parties, Seller's Designee shall deposit the funds with the Bankruptcy Court until a Final Order, judgment or decree, beyond appeal, directing the disposition of the Deposit, has been issued and shall thereafter disburse or cause the Bankruptcy Court to disburse the Deposit, in accordance therewith.

Section 12.18                                Buyer Indemnification Obligation

After the Closing, Buyer shall indemnify Seller against and shall hold it harmless from any and all liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) that Seller may suffer or incur by reason of (i) Seller’s defense of any claim, suit or proceeding made or commenced against it arising out of obligations of Seller that were expressly assumed by Buyer hereunder and only expressly for liabilities, claims or amounts arising or accruing after the Closing Date; or (ii) any finder’s fee or broker’s fees incurred by Seller in connection with the transactions contemplated hereby, other than expressly provided for herein.  Seller shall provide written notice to Buyer of any claim or dispute as to which indemnification is provided under this Section within ten (10) business days of receipt of written notice by Seller of the commencement, or threatened commencement, of any such action; provided that the failure to provide such notice will not affect any rights hereunder except to the extent Buyer is materially prejudiced thereby.  Seller, on not less than thirty (30) days’ notice to Buyer, may make settlement of such claim, litigation or other proceeding with Buyer's consent, such consent not to be unreasonably withheld, and such settlement shall be binding on Seller and Buyer for the purposes of this Section; provided, however, that, if within said thirty-day period Buyer shall, in writing, have requested Seller to contest such claim, or to defend against such litigation or other proceeding, then Buyer shall have the right and obligation to contest such claim or to defend against such litigation or other proceeding on its own behalf and on behalf of Seller, with counsel of its own choosing, but Seller may also, in its discretion, participate in such contest or defense on its own behalf and with counsel of its own choosing.  If Buyer shall have failed, neglected or refused to contest such claim or to defend against such litigation or other proceeding, Buyer shall reimburse Seller for the expenses incurred by Seller in such contest or defense.  Any payment or settlement resulting from such contest or defense, together with Seller’s costs thereof, shall be binding on Seller and on Buyer for the purposes of this Section.

Section 12.19                                Survival

The representations and warranties contained in this Agreement, and any certificate and other documents delivered pursuant to this Agreement shall terminate at the Closing.  The covenants and agreements contained in this Agreement and any certificate and other documents delivered pursuant to this Agreement shall not survive the Closing; provided, however, that any covenant or agreement contained in this Agreement that by its terms, is to survive the Closing Date or which is to be performed after the Closing Date shall survive the Closing Date for the duration of such covenant or agreement.

Section 12.20                                Exclusivity

The representations, warranties, covenants and agreements contained in this Agreement are exclusive, and the Parties confirm that they have not relied upon any other representations, warranties, covenants and agreements as an inducement to enter into this Agreement or otherwise.

Section 12.21                                Remedies

Subject to the remedy limitations contained in this Agreement, no remedy herein or otherwise conferred upon Seller or Buyer shall be considered exclusive of any other remedy, but the same shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

SKYMALL HOLDINGS LLC

By:  /s/ Chaim Piekarski

Its:   Executive Vice President

SKYMALL, LLC

By:   /s/ Scott Wiley
Scott Wiley, Chief Financial Officer and Acting Chief Executive Officer

Schedule 2.1(e)

Acquired Intellectual Property

Attached.

TRADEMARK LIST BY COUNTRY

Trademark	Country/Territory	Registration Number
SKYMALL	Australia	791956
SKYMALL	Bemuda	30662
SKYMALL	Brazil	822084104
SKYMALL	Canada	TMA536589
SKYMALL	Costa Rica	120675
SKYMALL	European Union	1139617
SKYMALL	Guatemela	99533
SKYMALL	Hong Kong	200001527 200208505
SKYMALL	India	854561
SKYMALL	Japan	2610676 4352071
SKYMALL	Republic of Korea	72413
SKYMALL	Mexico	696646
SKYMALL	Peru	19624
SKYMALL	Puerto Rico	45744
SKYMALL	Singapore	T98/09456I
SKYMALL	Switzerland	467639
SKYMALL	Taiwan	S117767
SKYMALL	Turkey	2002/22108
SKYMALL	USA	2,258,774 1,708,173
SKYMALL and Design	USA	2,716,526 2,560,417
SKYMALL.COM	USA	2,343,788
TRAVELMALL	USA	1,843,376

QB\33161003.1
Case 2:15-bk-00679-BKM Doc 116-3 Filed 02/23/15 Entered 02/23/15 21:26:09
Desc Schedule B Page 29 of 42

SKYMALL DOMAIN NAMES

DomainName	TLD	ExpirationDate	Status	Owner
1800SKYMALL.BIZ	.biz	11/7/2016	Active	SkyMall, LLC
1800SKYMALL.INFO	.info	10/11/2016	Active	SkyMall, LLC
1800SKYMALL.MOBI	.mobi	5/8/2015	Active	SkyMall, LLC
1800SKYMALL.NET	.net	10/11/2016	Active	SkyMall, LLC
1800SKYMALL.ORG	.org	10/11/2016	Active	SkyMall, LLC
1800SKYMALL.TV	.tv	5/8/2015	Active	SkyMall, LLC
1800SKYMALL.WS	.ws	5/8/2015	Active	SkyMall, LLC
1SKYMALL.COM	.com	10/31/2016	Active	SkyMall, LLC
1SKYMALL.NET	.net	10/31/2016	Active	SkyMall, LLC
1SKYMALL.ORG	.org	10/31/2016	Active	SkyMall, LLC
2BSKYMALL.COM	.com	1/12/2016	Active	SkyMall, LLC
2SKYMALL.BIZ	.biz	11/7/2016	Active	SkyMall, LLC
2SKYMALL.INFO	.info	10/31/2016	Active	SkyMall, LLC
2SKYMALL.NET	.net	10/31/2016	Active	SkyMall, LLC
2SKYMALL.ORG	.org	10/31/2016	Active	SkyMall, LLC
3SKYMALL.COM	.com	10/31/2016	Active	SkyMall, LLC
3SKYMALL.NET	.net	10/31/2016	Active	SkyMall, LLC
3SKYMALL.ORG	.org	10/31/2016	Active	SkyMall, LLC
4SKYMALL.COM	.com	10/31/2016	Active	SkyMall, LLC
4SKYMALL.NET	.net	10/31/2016	Active	SkyMall, LLC
4SKYMALL.ORG	.org	10/31/2016	Active	SkyMall, LLC
7SKYMALL.COM	.com	10/31/2016	Active	SkyMall, LLC
7SKYMALL.NET	.net	10/31/2016	Active	SkyMall, LLC
7SKYMALL.ORG	.org	10/31/2016	Active	SkyMall, LLC
800SKYMALL.BIZ	.biz	11/7/2016	Active	SkyMall, LLC
800SKYMALL.COM	.com	6/30/2016	Active	SkyMall, LLC
800SKYMALL.INFO	.info	10/11/2016	Active	SkyMall, LLC
800SKYMALL.ME	.me	7/9/2016	Active	SkyMall, LLC
800SKYMALL.MOBI	.mobi	4/2/2015	Active	SkyMall, LLC
800SKYMALL.NAME	.name	4/2/2015	Active	SkyMall, LLC
800SKYMALL.NET	.net	10/11/2016	Active	SkyMall, LLC
800SKYMALL.ORG	.org	10/11/2016	Active	SkyMall, LLC
800SKYMALL.TV	.tv	4/2/2015	Active	SkyMall, LLC
800SKYMALL.WS	.ws	4/2/2015	Active	SkyMall, LLC
AIRLINESHOPPINGMAGAZINE.INFO	.info	5/8/2015	Active	SkyMall, LLC
AIRLINESHOPPINGMAGAZINE.ME	.me	7/9/2016	Active	SkyMall, LLC
AIRLINESHOPPINGMAGAZINE.MOBI	.mobi	5/8/2015	Active	SkyMall, LLC
AIRLINESHOPPINGMAGAZINE.NAME	.name	5/8/2015	Active	SkyMall, LLC
AIRLINESHOPPINGMAGAZINE.NET	.net	5/8/2015	Active	SkyMall, LLC
AIRLINESHOPPINGMAGAZINE.WS	.ws	5/8/2015	Active	SkyMall, LLC
AIRMALL.ME	.me	7/9/2016	Active	SkyMall, LLC
AIRMALL.NAME	.name	5/8/2015	Active	SkyMall, LLC
AIRMALL.TV	.tv	5/8/2015	Active	SkyMall, LLC
ASSEENONSKYMALL.BIZ	.biz	4/21/2016	Active	SkyMall, LLC
ASSEENONSKYMALL.COM	.com	4/22/2016	Active	SkyMall, LLC
ASSEENONSKYMALL.INFO	.info	4/22/2016	Active	SkyMall, LLC

Case 2:15-bk-00679-BKM Doc 116-3 Filed 02/23/15 Entered 02/23/15 21:26:09
Desc Schedule B Page 30 of 42

SKYMALL DOMAIN NAMES

ASSEENONSKYMALL.ME	.me	7/9/2016 Active	SkyMall, LLC
ASSEENONSKYMALL.MOBI	.mobi	4/22/2016 Active	SkyMall, LLC
ASSEENONSKYMALL.NAME	.name	4/22/2016 Active	SkyMall, LLC
ASSEENONSKYMALL.NET	.net	4/22/2016 Active	SkyMall, LLC
ASSEENONSKYMALL.ORG	.org	4/22/2016 Active	SkyMall, LLC
ASSEENONSKYMALL.TV	.tv	4/22/2016 Active	SkyMall, LLC
ASSEENONSKYMALL.US	.us	4/21/2016 Active	SkyMall, LLC
ASSEENONSKYMALL.WS	.ws	4/22/2016 Active	SkyMall, LLC
BABYSKYMALL.COM	.com	10/23/2016 Active	SkyMall, LLC
BIDSKYMALL.COM	.com	10/4/2016 Active	SkyMall, LLC
BIGSKYMALL.BIZ	.biz	1/24/2016 Active	SkyMall, LLC
BIGSKYMALL.INFO	.info	1/25/2016 Active	SkyMall, LLC
BIGSKYMALL.ME	.me	7/9/2016 Active	SkyMall, LLC
BIGSKYMALL.MOBI	.mobi	5/8/2015 Active	SkyMall, LLC
BIGSKYMALL.NAME	.name	5/8/2015 Active	SkyMall, LLC
BIGSKYMALL.NET	.net	3/21/2016 Active	SkyMall, LLC
BIGSKYMALL.ORG	.org	1/25/2016 Active	SkyMall, LLC
BIGSKYMALL.TV	.tv	5/8/2015 Active	SkyMall, LLC
BIGSKYMALL.US	.us	5/7/2015 Active	SkyMall, LLC
BIGSKYMALL.WS	.ws	5/8/2015 Active	SkyMall, LLC
COMSKYMALL.COM	.com	10/23/2016 Active	SkyMall, LLC
DIVERSIONSCATALOG.BIZ	.biz	5/7/2015 Active	SkyMall, LLC
DIVERSIONSCATALOG.COM	.com	4/13/2016 Active	SkyMall, LLC
DIVERSIONSCATALOG.ME	.me	7/9/2016 Active	SkyMall, LLC
DIVERSIONSCATALOG.TV	.tv	5/8/2015 Active	SkyMall, LLC
E-SKYMALL.COM	.com	12/2/2015 Active	SkyMall, LLC
EARTHSKYMALL.COM	.com	10/5/2016 Active	SkyMall, LLC
ESKYMALL.BIZ	.biz	11/7/2016 Active	SkyMall, LLC
ESKYMALL.COM	.com	2/26/2016 Active	SkyMall, LLC
ESKYMALL.INFO	.info	5/8/2015 Active	SkyMall, LLC
ESKYMALL.MOBI	.mobi	5/8/2015 Active	SkyMall, LLC
ESKYMALL.NET	.net	11/7/2016 Active	SkyMall, LLC
ESKYMALL.ORG	.org	5/8/2015 Active	SkyMall, LLC
ESKYMALL.US	.us	4/23/2015 Active	SkyMall, LLC
FOUNDINSKYMALL.BIZ	.biz	5/7/2015 Active	SkyMall, LLC
FOUNDINSKYMALL.COM	.com	5/8/2015 Active	SkyMall, LLC
FOUNDINSKYMALL.ME	.me	7/10/2016 Active	SkyMall, LLC
FOUNDINSKYMALL.NET	.net	5/8/2015 Active	SkyMall, LLC
FOUNDINSKYMALL.ORG	.org	5/8/2015 Active	SkyMall, LLC
FOUNDINSKYMALL.TV	.tv	5/8/2015 Active	SkyMall, LLC
FOUNDINSKYMALL.US	.us	5/7/2015 Active	SkyMall, LLC
FOUNDINSKYMALL.WS	.ws	5/8/2015 Active	SkyMall, LLC
GIFT1.COM	.com	12/1/2015 Active	SkyMall, LLC
GO2SKYMALL.BIZ	.biz	11/27/2015 Active	SkyMall, LLC
GO2SKYMALL.COM	.com	11/28/2015 Active	SkyMall, LLC
GO2SKYMALL.NET	.net	11/28/2015 Active	SkyMall, LLC
GOTOSKYMALL.COM	.com	10/31/2016 Active	SkyMall, LLC

Case 2:15-bk-00679-BKM Doc 116-3 Filed 02/23/15 Entered 02/23/15 21:26:09
Desc Schedule B Page 31 of 42

SKYMALL DOMAIN NAMES

GOTOSKYMALL.NET	.net	10/31/2016 Active	SkyMall, LLC
INSKYMALL.BIZ	.biz	5/7/2015 Active	SkyMall, LLC
INSKYMALL.COM	.com	5/8/2015 Active	SkyMall, LLC
INSKYMALL.INFO	.info	5/8/2015 Active	SkyMall, LLC
INSKYMALL.MOBI	.mobi	5/8/2015 Active	SkyMall, LLC
INSKYMALL.NET	.net	5/8/2015 Active	SkyMall, LLC
INSKYMALL.ORG	.org	5/8/2015 Active	SkyMall, LLC
INSKYMALL.US	.us	5/7/2015 Active	SkyMall, LLC
ISKYMALL.COM	.com	10/5/2016 Active	SkyMall, LLC
MYSKYMALL.COM	.com	3/14/2016 Active	SkyMall, LLC
MYSKYMALL.ME	.me	7/10/2016 Active	SkyMall, LLC
MYSKYMALL.MOBI	.mobi	5/8/2015 Active	SkyMall, LLC
MYSKYMALL.NAME	.name	5/8/2015 Active	SkyMall, LLC
MYSKYMALL.NET	.net	3/14/2016 Active	SkyMall, LLC
MYSKYMALL.ORG	.org	5/8/2015 Active	SkyMall, LLC
MYSKYMALL.TV	.tv	5/8/2015 Active	SkyMall, LLC
MYSKYMALL.US	.us	4/23/2015 Active	SkyMall, LLC
MYSKYMALL.WS	.ws	5/8/2015 Active	SkyMall, LLC
MYSKYMALLSUCKS.COM	.com	10/12/2016 Active	SkyMall, LLC
MYSKYMALLVENTURES.BIZ	.biz	4/14/2015 Active	SkyMall, LLC
MYSKYMALLVENTURES.COM	.com	4/15/2015 Active	SkyMall, LLC
MYSKYMALLVENTURES.INFO	.info	4/15/2015 Active	SkyMall, LLC
MYSKYMALLVENTURES.ME	.me	7/10/2016 Active	SkyMall, LLC
MYSKYMALLVENTURES.MOBI	.mobi	4/15/2015 Active	SkyMall, LLC
MYSKYMALLVENTURES.NAME	.name	4/15/2015 Active	SkyMall, LLC
MYSKYMALLVENTURES.NET	.net	4/15/2015 Active	SkyMall, LLC
MYSKYMALLVENTURES.ORG	.org	4/15/2015 Active	SkyMall, LLC
MYSKYMALLVENTURES.TV	.tv	4/15/2015 Active	SkyMall, LLC
MYSKYMALLVENTURES.US	.us	4/14/2015 Active	SkyMall, LLC
MYSKYMALLVENTURES.WS	.ws	4/15/2015 Active	SkyMall, LLC
ONLINEMALL.ME	.me	7/10/2016 Active	SkyMall, LLC
SEENINSKYMALL.BIZ	.biz	5/7/2015 Active	SkyMall, LLC
SEENINSKYMALL.ME	.me	7/10/2016 Active	SkyMall, LLC
SEENINSKYMALL.MOBI	.mobi	5/8/2015 Active	SkyMall, LLC
SEENINSKYMALL.NAME	.name	5/8/2015 Active	SkyMall, LLC
SEENINSKYMALL.ORG	.org	5/8/2015 Active	SkyMall, LLC
SEENINSKYMALL.TV	.tv	5/8/2015 Active	SkyMall, LLC
SEENINSKYMALL.US	.us	5/7/2015 Active	SkyMall, LLC
SEENONSKYMALL.BIZ	.biz	4/21/2016 Active	SkyMall, LLC
SEENONSKYMALL.INFO	.info	4/22/2016 Active	SkyMall, LLC
SEENONSKYMALL.ME	.me	7/10/2016 Active	SkyMall, LLC
SEENONSKYMALL.MOBI	.mobi	4/22/2016 Active	SkyMall, LLC
SEENONSKYMALL.NAME	.name	4/22/2016 Active	SkyMall, LLC
SEENONSKYMALL.NET	.net	4/22/2016 Active	SkyMall, LLC
SEENONSKYMALL.ORG	.org	4/22/2016 Active	SkyMall, LLC
SEENONSKYMALL.US	.us	4/21/2016 Active	SkyMall, LLC
SEENONSKYMALL.WS	.ws	4/22/2016 Active	SkyMall, LLC

Case 2:15-bk-00679-BKM Doc 116-3 Filed 02/23/15 Entered 02/23/15 21:26:09
Desc Schedule B Page 32 of 42

SKYMALL DOMAIN NAMES

SHOPSKYMALL.BIZ	.biz	11/7/2016 Active	SkyMall, LLC
SHOPSKYMALL.COM	.com	10/30/2016 Active	SkyMall, LLC
SHOPSKYMALL.INFO	.info	11/9/2016 Active	SkyMall, LLC
SHOPSKYMALL.ME	.me	7/10/2016 Active	SkyMall, LLC
SHOPSKYMALL.MOBI	.mobi	5/8/2015 Active	SkyMall, LLC
SHOPSKYMALL.NAME	.name	5/8/2015 Active	SkyMall, LLC
SHOPSKYMALL.NET	.net	10/30/2016 Active	SkyMall, LLC
SHOPSKYMALL.ORG	.org	11/7/2016 Active	SkyMall, LLC
SHOPSKYMALL.TV	.tv	5/8/2015 Active	SkyMall, LLC
SHOPSKYMALL.US	.us	4/23/2015 Active	SkyMall, LLC
SHOPSKYMALL.WS	.ws	5/8/2015 Active	SkyMall, LLC
SKMALL.ME	.me	7/10/2016 Active	SkyMall, LLC
SKY-MALL-CATALOG.COM	.com	9/18/2016 Active	SkyMall, LLC
SKYDEALS.NET	.net	1/13/2016 Active	SkyMall, LLC
SKYMALL.COM	.com	6/26/2015 Active	SkyMall, LLC
SKYMALL.INFO	.info	8/28/2015 Active	SkyMall, LLC
SKYMALL.ME	.me	7/10/2016 Active	SkyMall, LLC
SKYMALL.MOBI	.mobi	9/26/2016 Active	SkyMall, LLC
SKYMALL.NAME	.name	4/22/2016 Active	SkyMall, LLC
SKYMALL.ORG	.org	12/12/2015 Active	SkyMall, LLC
SKYMALL.TV	.tv	2/27/2016 Active	SkyMall, LLC
SKYMALL.WS	.ws	8/23/2015 Active	SkyMall, LLC
SKYMALLASIA.COM	.com	8/24/2015 Active	SkyMall, LLC
SKYMALLAUCTION.COM	.com	10/4/2016 Active	SkyMall, LLC
SKYMALLCANADA.COM	.com	1/12/2016 Active	SkyMall, LLC
SKYMALLCATALOG.BIZ	.biz	5/7/2015 Active	SkyMall, LLC
SKYMALLCATALOG.COM	.com	9/18/2016 Active	SkyMall, LLC
SKYMALLCATALOG.INFO	.info	5/8/2015 Active	SkyMall, LLC
SKYMALLCATALOG.NET	.net	9/18/2016 Active	SkyMall, LLC
SKYMALLCATALOG.ORG	.org	9/18/2016 Active	SkyMall, LLC
SKYMALLCATALOG.US	.us	4/23/2015 Active	SkyMall, LLC
SKYMALLCATALOGS.COM	.com	9/18/2016 Active	SkyMall, LLC
SKYMALLCATALOGUE.COM	.com	9/18/2016 Active	SkyMall, LLC
SKYMALLCATALOGUES.COM	.com	9/18/2016 Active	SkyMall, LLC
SKYMALLCOLLECTION.COM	.com	12/15/2015 Active	SkyMall, LLC
SKYMALLCOM.COM	.com	10/23/2016 Active	SkyMall, LLC
SKYMALLDIRECT.COM	.com	2/27/2016 Active	SkyMall, LLC
SKYMALLENTERTAINMET.ME	.me	7/10/2016 Active	SkyMall, LLC
SKYMALLENTERTAINS.ME	.me	7/10/2016 Active	SkyMall, LLC
SKYMALLINC.ME	.me	7/10/2016 Active	SkyMall, LLC
SKYMALLINFLIGHT.ME	.me	7/10/2016 Active	SkyMall, LLC
SKYMALLLIVE.COM	.com	11/14/2016 Active	SkyMall, LLC
SKYMALLLOYALTY.ME	.me	7/10/2016 Active	SkyMall, LLC
SKYMALLMAGAZINE.ME	.me	7/10/2016 Active	SkyMall, LLC
SKYMALLMAIL.BIZ	.biz	12/11/2015 Active	SkyMall, LLC
SKYMALLONLINE.COM	.com	7/23/2015 Active	SkyMall, LLC
SKYMALLOUTLET.COM	.com	12/20/2015 Active	SkyMall, LLC

Case 2:15-bk-00679-BKM Doc 116-3 Filed 02/23/15 Entered 02/23/15 21:26:09
Desc Schedule B Page 33 of 42

Schedule 2.2

Certain Excluded Assets

SKYMALL DOMAIN NAMES

SKYMALLPOINTS.ME	.me	7/10/2016 Active	SkyMall, LLC
SKYMALLSAVINGS.COM	.com	6/20/2015 Active	SkyMall, LLC
SKYMALLSCATALOG.COM	.com	9/18/2016 Active	SkyMall, LLC
SKYMALLSHOP.ME	.me	7/10/2016 Active	SkyMall, LLC
SKYMALLSHOPPING.BIZ	.biz	8/23/2015 Active	SkyMall, LLC
SKYMALLSHOPPING.COM	.com	8/5/2015 Active	SkyMall, LLC
SKYMALLSHOPPING.INFO	.info	8/24/2015 Active	SkyMall, LLC
SKYMALLSHOPPING.ME	.me	7/10/2016 Active	SkyMall, LLC
SKYMALLSHOPPING.MOBI	.mobi	8/24/2015 Active	SkyMall, LLC
SKYMALLSHOPPING.NAME	.name	8/24/2015 Active	SkyMall, LLC
SKYMALLSHOPPING.NET	.net	8/24/2015 Active	SkyMall, LLC
SKYMALLSHOPPING.ORG	.org	8/24/2015 Active	SkyMall, LLC
SKYMALLSHOPPING.TV	.tv	8/24/2015 Active	SkyMall, LLC
SKYMALLSHOPPING.US	.us	8/23/2015 Active	SkyMall, LLC
SKYMALLSHOPPING.WS	.ws	8/24/2015 Active	SkyMall, LLC
SKYMALLSUCKS.COM	.com	2/5/2016 Active	SkyMall, LLC
SKYMALLSUCKS.INFO	.info	10/12/2016 Active	SkyMall, LLC
SKYMALLSUCKS.MOBI	.mobi	5/8/2015 Active	SkyMall, LLC
SKYMALLSUCKS.NET	.net	10/12/2016 Active	SkyMall, LLC
SKYMALLSUCKS.ORG	.org	10/12/2016 Active	SkyMall, LLC
SKYMALLSUCKS.TV	.tv	5/8/2015 Active	SkyMall, LLC
SKYMALLSUCKS.US	.us	5/7/2015 Active	SkyMall, LLC
SKYMALLSUCKSONLINE.COM	.com	10/12/2016 Active	SkyMall, LLC
SKYMALLSUCKSONLINE.INFO	.info	10/12/2016 Active	SkyMall, LLC
SKYMALLSUCKSONLINE.NET	.net	10/12/2016 Active	SkyMall, LLC
SKYMALLSUCKSONLINE.ORG	.org	10/12/2016 Active	SkyMall, LLC
SKYMALLTRAVEL.COM	.com	3/16/2016 Active	SkyMall, LLC
SKYMALLVENTURES.BIZ	.biz	3/20/2016 Active	SkyMall, LLC
SKYMALLVENTURES.INFO	.info	3/21/2016 Active	SkyMall, LLC
SKYMALLVENTURES.ME	.me	7/10/2016 Active	SkyMall, LLC
SKYMALLVENTURES.MOBI	.mobi	3/21/2016 Active	SkyMall, LLC
SKYMALLVENTURES.NET	.net	3/21/2016 Active	SkyMall, LLC
SKYMALLVENTURES.ORG	.org	3/21/2016 Active	SkyMall, LLC
SKYMALLVENTURES.TV	.tv	3/21/2016 Active	SkyMall, LLC
SKYMALLVENTURES.US	.us	3/20/2016 Active	SkyMall, LLC
SKYMALLVILLAGE.COM	.com	1/21/2016 Active	SkyMall, LLC
SKYMALLVILLAGE.NET	.net	1/14/2016 Active	SkyMall, LLC
SKYSHOP.ME	.me	7/10/2016 Active	SkyMall, LLC
SKYSHOP.NAME	.name	5/8/2015 Active	SkyMall, LLC
SKYTIME.NET	.net	1/13/2016 Active	SkyMall, LLC
SKYVILLAGE.NET	.net	1/14/2016 Active	SkyMall, LLC
TWOSKYMALL.INFO	.info	10/31/2016 Active	SkyMall, LLC
TWOSKYMALL.NET	.net	10/31/2016 Active	SkyMall, LLC
TWOSKYMALL.ORG	.org	10/31/2016 Active	SkyMall, LLC
WORLDSKYMALL.BIZ	.biz	11/7/2016 Active	SkyMall, LLC
WORLDSKYMALL.COM	.com	11/7/2016 Active	SkyMall, LLC
WORLDSKYMALL.INFO	.info	11/9/2016 Active	SkyMall, LLC

Case 2:15-bk-00679-BKM Doc 116-3 Filed 02/23/15 Entered 02/23/15 21:26:09
Desc Schedule B Page 34 of 42

SKYMALL DOMAIN NAMES

WORLDSKYMALL.ME	.me	7/10/2016	Active	SkyMall, LLC
WORLDSKYMALL.MOBI	.mobi	5/8/2015	Active	SkyMall, LLC
WORLDSKYMALL.NAME	.name	5/8/2015	Active	SkyMall, LLC
WORLDSKYMALL.NET	.net	11/7/2016	Active	SkyMall, LLC
WORLDSKYMALL.ORG	.org	11/7/2016	Active	SkyMall, LLC
WORLDSKYMALL.TV	.tv	5/8/2015	Active	SkyMall, LLC
WORLDSKYMALL.WS	.ws	5/8/2015	Active	SkyMall, LLC
WWWSKYMALL.BIZ	.biz	11/7/2016	Active	SkyMall, LLC
WWWSKYMALL.COM	.com	4/25/2016	Active	SkyMall, LLC
WWWSKYMALL.INFO	.info	10/31/2016	Active	SkyMall, LLC
WWWSKYMALL.MOBI	.mobi	5/8/2015	Active	SkyMall, LLC
WWWSKYMALL.NAME	.name	5/8/2015	Active	SkyMall, LLC
WWWSKYMALL.NET	.net	10/31/2016	Active	SkyMall, LLC
WWWSKYMALL.ORG	.org	10/31/2016	Active	SkyMall, LLC
WWWSKYMALL.US	.us	4/23/2015	Active	SkyMall, LLC
WWWSKYMALL.WS	.ws	5/8/2015	Active	SkyMall, LLC
1800SKYMALL.CO	.co	7/20/2015	Active	SkyMall, LLC
1800SKYMALL.ME	.me	7/9/2016	Active	SkyMall, LLC
1800SKYMALL.NAME	.name	5/8/2015	Active	SkyMall, LLC
800SKYMALL.CO	.co	7/20/2015	Active	SkyMall, LLC
AIRLINESHOPPINGMAGAZINE.BIZ	.biz	5/7/2015	Active	SkyMall, LLC
AIRLINESHOPPINGMAGAZINE.COM	.com	5/8/2015	Active	SkyMall, LLC
AIRLINESHOPPINGMAGAZINE.ORG	.org	5/8/2015	Active	SkyMall, LLC
AIRLINESHOPPINGMAGAZINE.TV	.tv	5/8/2015	Active	SkyMall, LLC
AIRLINESHOPPINGMAGAZINE.US	.us	5/7/2015	Active	SkyMall, LLC
AIRMALL.WS	.ws	5/8/2015	Active	SkyMall, LLC
DIVERSIONSCATALOG.INFO	.info	5/8/2015	Active	SkyMall, LLC
DIVERSIONSCATALOG.MOBI	.mobi	5/8/2015	Active	SkyMall, LLC
DIVERSIONSCATALOG.NAME	.name	5/8/2015	Active	SkyMall, LLC
DIVERSIONSCATALOG.NET	.net	5/8/2015	Active	SkyMall, LLC
DIVERSIONSCATALOG.ORG	.org	5/8/2015	Active	SkyMall, LLC
DIVERSIONSCATALOG.US	.us	5/7/2015	Active	SkyMall, LLC
DIVERSIONSCATALOG.WS	.ws	5/8/2015	Active	SkyMall, LLC
ESKYMALL.ME	.me	7/9/2016	Active	SkyMall, LLC
ESKYMALL.NAME	.name	5/8/2015	Active	SkyMall, LLC
ESKYMALL.TV	.tv	5/8/2015	Active	SkyMall, LLC
ESKYMALL.WS	.ws	5/8/2015	Active	SkyMall, LLC
FOUNDINSKYMALL.INFO	.info	5/8/2015	Active	SkyMall, LLC
FOUNDINSKYMALL.MOBI	.mobi	5/8/2015	Active	SkyMall, LLC
FOUNDINSKYMALL.NAME	.name	5/8/2015	Active	SkyMall, LLC
INFLIGHT.ME	.me	7/10/2016	Active	SkyMall, LLC
INSKYMALL.NAME	.name	5/8/2015	Active	SkyMall, LLC
INSKYMALL.TV	.tv	5/8/2015	Active	SkyMall, LLC
INSKYMALL.WS	.ws	5/8/2015	Active	SkyMall, LLC
MYSKYMALL.CO	.co	7/20/2015	Active	SkyMall, LLC
MYSKYMALL.INFO	.info	5/8/2015	Active	SkyMall, LLC
MYSKYMALLVENTURES.CO	.co	7/20/2015	Active	SkyMall, LLC

Case 2:15-bk-00679-BKM Doc 116-3 Filed 02/23/15 Entered 02/23/15 21:26:09
Desc Schedule B Page 35 of 42

SKYMALL DOMAIN NAMES

PETMALL.COM	.com	6/24/2015 Active	SkyMall, LLC
PETSMALL.COM	.com	3/18/2017 Update pending	SkyMall, LLC
SEENINSKYMALL.COM	.com	5/8/2015 Active	SkyMall, LLC
SEENINSKYMALL.INFO	.info	5/8/2015 Active	SkyMall, LLC
SEENINSKYMALL.NET	.net	5/8/2015 Active	SkyMall, LLC
SEENINSKYMALL.WS	.ws	5/8/2015 Active	SkyMall, LLC
SHOPSKYMALL.CO	.co	7/20/2015 Active	SkyMall, LLC
SKYMALL.CO	.co	6/13/2015 Active	SkyMall, LLC
SKYMALLAUCTION.CO	.co	7/20/2015 Active	SkyMall, LLC
SKYMALLCATALOG.CO	.co	7/20/2015 Active	SkyMall, LLC
SKYMALLCATALOG.ME	.me	7/10/2016 Active	SkyMall, LLC
SKYMALLCATALOG.MOBI	.mobi	5/8/2015 Active	SkyMall, LLC
SKYMALLCATALOG.NAME	.name	5/8/2015 Active	SkyMall, LLC
SKYMALLCATALOG.TV	.tv	5/8/2015 Active	SkyMall, LLC
SKYMALLCATALOG.WS	.ws	5/8/2015 Active	SkyMall, LLC
SKYMALLCOLLECTION.CO	.co	7/20/2015 Active	SkyMall, LLC
SKYMALLCOM.CO	.co	7/20/2015 Active	SkyMall, LLC
SKYMALLDISCOUNT.COM	.com	7/7/2016 Active	SkyMall, LLC
SKYMALLDISCOUNTS.BIZ	.biz	5/15/2016 Active	SkyMall, LLC
SKYMALLDISCOUNTS.INFO	.info	5/16/2016 Active	SkyMall, LLC
SKYMALLDISCOUNTS.ME	.me	7/10/2016 Active	SkyMall, LLC
SKYMALLDISCOUNTS.MOBI	.mobi	5/16/2016 Active	SkyMall, LLC
SKYMALLDISCOUNTS.NAME	.name	5/16/2016 Active	SkyMall, LLC
SKYMALLDISCOUNTS.NET	.net	5/16/2016 Active	SkyMall, LLC
SKYMALLDISCOUNTS.ORG	.org	5/16/2016 Active	SkyMall, LLC
SKYMALLDISCOUNTS.TV	.tv	5/16/2016 Active	SkyMall, LLC
SKYMALLDISCOUNTS.US	.us	5/15/2016 Active	SkyMall, LLC
SKYMALLDISCOUNTS.WS	.ws	5/16/2016 Active	SkyMall, LLC
SKYMALLGIFT.INFO	.info	4/28/2016 Active	SkyMall, LLC
SKYMALLGIFT.NET	.net	4/28/2016 Active	SkyMall, LLC
SKYMALLGIFT.ORG	.org	4/28/2016 Active	SkyMall, LLC
SKYMALLINC.CO	.co	7/20/2015 Active	SkyMall, LLC
SKYMALLINFLIGHT.CO	.co	7/20/2015 Active	SkyMall, LLC
SKYMALLMAGAZINE.CO	.co	7/20/2015 Active	SkyMall, LLC
SKYMALLOUTLET.CO	.co	7/20/2015 Active	SkyMall, LLC
SKYMALLREWARDS.CO	.co	7/20/2015 Active	SkyMall, LLC
SKYMALLREWARDS.ME	.me	7/10/2016 Active	SkyMall, LLC
SKYMALLSAVINGS.CO	.co	7/20/2015 Active	SkyMall, LLC
SKYMALLSHOP.CO	.co	7/20/2015 Active	SkyMall, LLC
SKYMALLSHOPPING.CO	.co	7/20/2015 Active	SkyMall, LLC
SKYMALLSUCKS.BIZ	.biz	5/7/2015 Active	SkyMall, LLC
SKYMALLSUCKS.ME	.me	7/10/2016 Active	SkyMall, LLC
SKYMALLSUCKS.NAME	.name	5/8/2015 Active	SkyMall, LLC
SKYMALLSUCKS.WS	.ws	5/8/2015 Active	SkyMall, LLC
SKYMALLTRAVEL.BIZ	.biz	10/11/2016 Active	SkyMall, LLC
SKYMALLTRAVEL.CO	.co	7/20/2015 Active	SkyMall, LLC
SKYMALLTRAVEL.INFO	.info	10/12/2016 Active	SkyMall, LLC

Case 2:15-bk-00679-BKM Doc 116-3 Filed 02/23/15 Entered 02/23/15 21:26:09
Desc Schedule B Page 36 of 42

SKYMALL DOMAIN NAMES

SKYMALLTRAVEL.ME	.me	10/12/2016 Active	SkyMall, LLC
SKYMALLTRAVEL.MOBI	.mobi	10/12/2016 Active	SkyMall, LLC
SKYMALLTRAVEL.ORG	.org	10/12/2016 Active	SkyMall, LLC
SKYMALLTRAVEL.TV	.tv	10/12/2016 Active	SkyMall, LLC
SKYMALLTRAVEL.US	.us	10/11/2016 Active	SkyMall, LLC
SKYMALLTRAVEL.WS	.ws	10/12/2016 Active	SkyMall, LLC
SKYMALLTV.BIZ	.biz	5/28/2016 Active	SkyMall, LLC
SKYMALLTV.CO.UK	.co.uk	5/29/2016 Active	SkyMall, LLC
SKYMALLTV.INFO	.info	5/29/2016 Active	SkyMall, LLC
SKYMALLTV.ME	.me	7/10/2016 Active	SkyMall, LLC
SKYMALLTV.MOBI	.mobi	5/29/2016 Active	SkyMall, LLC
SKYMALLTV.NAME	.name	5/29/2016 Active	SkyMall, LLC
SKYMALLTV.ORG	.org	5/29/2016 Active	SkyMall, LLC
SKYMALLTV.TV	.tv	5/29/2016 Active	SkyMall, LLC
SKYMALLTV.US	.us	5/28/2016 Active	SkyMall, LLC
SKYMALLTV.WS	.ws	5/29/2016 Active	SkyMall, LLC
SKYMALLVENTURES.CO	.co	7/20/2015 Active	SkyMall, LLC
SKYMALLVENTURES.COM	.com	7/23/2016 Active	SkyMall, LLC
SKYSHOP.TV	.tv	5/8/2015 Active	SkyMall, LLC
SKYSHOP.US	.us	5/7/2015 Active	SkyMall, LLC
SKYSHOP.WS	.ws	5/8/2015 Active	SkyMall, LLC
SMVREWARDS.COM	.com	2/14/2015 Active	SkyMall, LLC
TRAVELMALL.CO	.co	6/13/2015 Active	SkyMall, LLC
WORLDSKYMALL.US	.us	5/7/2015 Active	SkyMall, LLC
WWWSKYMALL.CO	.co	7/20/2015 Active	SkyMall, LLC
WWWSKYMALL.ME	.me	7/10/2016 Active	SkyMall, LLC
WWWSKYMALL.TV	.tv	5/8/2016 Active	SkyMall, LLC

Case 2:15-bk-00679-BKM Doc 116-3 Filed 02/23/15 Entered 02/23/15 21:26:09
Desc Schedule B Page 37 of 42

Copyright

#	Name (NALL) <	Full Title	Copyright Number	Date
[1]	SkyMall, Inc.	Alaska Airlines collections horizon air.	CSN0104616	1996
[2]	SkyMall, Inc.	Alaska Airlines collections horizon air.	CSN0104616	1995
[3]	SkyMall, Inc.	Alaska Airlines collections horizon air.	CSN0104616	1994
[4]	SkyMall, Inc.	America West Airlines arrivals.	CSN0104652	1996
[5]	SkyMall, Inc.	America West Airlines arrivals.	CSN0104652	1995
[6]	SkyMall, Inc.	America West Airlines arrivals.	CSN0104652	1994
[7]	SkyMall, Inc.	Amtrak TravelMall : featuring America's best.	CSN0104655	1996
[8]	SkyMall, Inc.	Amtrak TravelMall : featuring America's best.	CSN0104655	1995
[9]	SkyMall, Inc.	Amtrak TravelMall : featuring America's best.	CSN0104655	1994
[10]	SkyMall, Inc.	ASA Delta connection--SkyMall, the World's In-Flight Shopping Mall.	CSN0100177	1993
[11]	SkyMall, Inc.	ASA Delta connection--SkyMall, the World's In-Flight Shopping Mall.	CSN0100177	1992
[12]	SkyMall, Inc.	Continental SkyMall : the ultimate shopping digest catalog.	TX0003368602	1992
[13]	SkyMall, Inc.	Delta flightline gift collection : catalog.	CSN0098364	1992
[14]	SkyMall, Inc.	Delta flightline gift collection : catalog.	CSN0098364	1991
[15]	SkyMall, Inc.	Delta's World of Gifts.	CSN0105142	1995
[16]	SkyMall, Inc.	Delta's World of Gifts.	CSN0105142	1994
[17]	SkyMall, Inc.	Delta's World of Gifts.	CSN0105142	1993
[18]	SkyMall, Inc.	Gift folio.	CSN0103368	1994
[19]	SkyMall, Inc.	Gift folio : SkyMall presents the new	CSN0103368	1993
[20]	SkyMall, Inc.	Gift folio USAir serving Florida.	CSN0098635	1992
[21]	SkyMall, Inc.	Gift folio USAir serving New York.	CSN0098636	1992
[22]	SkyMall, Inc.	GiftFolio.	CSN0110649	1996
[23]	SkyMall, Inc.	GiftFolio.	CSN0110649	1995
[24]	SkyMall, Inc.	GiftFolio.	CSN0110649	1994
[25]	SkyMall, Inc.	High Street Emporium.	CSN0108258	1997

Case 2:15-bk-00679-BKM Doc 116-3 Filed 02/23/15 Entered 02/23/15 21:26:09
Desc Schedule B Page 38 of 42

Copyright

#	Name (NALL) <	Full Title	Copyright Number	Date
[26]	SkyMall, Inc.	High Street Emporium.	CSN0108258	1996
[27]	SkyMall, Inc.	High Street Emporium.	CSN0108258	1995
[28]	SkyMall, Inc.	High Street Emporium.	CSN0108258	1994
[29]	SkyMall, Inc.	Horizon air.	TX0003359887	1991
[30]	SkyMall, Inc.	In flight shopping guide : Aloha Airlines, Aloha Island Air.	TX0003359889	1991
[31]	SkyMall, Inc.	JET-cetera.	TX0003359890	1991
[32]	SkyMall, Inc.	SkyMall, Alaska Airlines/Horizon Air : Easy Shopping From Your Favorite Catalogs.	CSN0119895	1997
[33]	SkyMall, Inc.	SkyMall, Alaska Airlines/Horizon Air : Easy Shopping From Your Favorite Catalogs.	CSN0119895	1996
[34]	SkyMall, Inc.	SkyMall, America West Airlines : Easy Shopping From Your Favorite Catalogs.	CSN0119896	1997
[35]	SkyMall, Inc.	SkyMall, America West Airlines : Easy Shopping From Your Favorite Catalogs.	CSN0119896	1996
[36]	SkyMall, Inc.	SkyMall, ASA Delta Connection : The World's In-Flight Shopping Mall.	CSN0115718	1997
[37]	SkyMall, Inc.	SkyMall, ASA Delta Connection : The World's In-Flight Shopping Mall.	CSN0115718	1996
[38]	SkyMall, Inc.	SkyMall, ASA Delta Connection : The World's In-Flight Shopping Mall.	CSN0115718	1995
[39]	SkyMall, Inc.	SkyMall, Continental : The World's In-Flight Shopping Mall.	CSN0115719	1997
[40]	SkyMall, Inc.	SkyMall, Continental : The World's In-Flight Shopping Mall.	CSN0115719	1996
[41]	SkyMall, Inc.	SkyMall, Continental : The World's In-Flight Shopping Mall.	CSN0115719	1995
[42]	SkyMall, Inc.	SkyMall, Delta Air Lines : Easy Shopping From Your Favorite Catalogs.	CSN0113399	1997

Case 2:15-bk-00679-BKM Doc 116-3 Filed 02/23/15 Entered 02/23/15 21:26:09
Desc Schedule B Page 39 of 42

[43]	SkyMall, Inc.	SkyMall, Delta Air Lines : The World's In-Flight Shopping Mall.	CSN0113399	1996
[44]	SkyMall, Inc.	SkyMall, Delta Air Lines : The World's In-Flight Shopping Mall.	CSN0113399	1995
[45]	SkyMall, Inc.	SkyMall : easy shopping, from Your Favorite Catalogs : holiday gift 1996 SkyMall catalog courtesy of Delta Airlines.	TX0004471826	1996
[46]	SkyMall, Inc.	SkyMall : easy shopping from Your Favorite Catalogs : SkyMall catalog courtesy of Hawaiian Airlines.	TX0004471703	1996
[47]	SkyMall, Inc.	SkyMall : easy shopping from Your Favorite Catalogs, winter 1997 : US Air.	TX0004471702	1997
[48]	SkyMall, Inc.	SkyMall, Hawaiian Airlines : The World's In-Flight Shopping Mall.	CSN0115720	1997
[49]	SkyMall, Inc.	SkyMall, Hawaiian Airlines : The World's In-Flight Shopping Mall.	CSN0115720	1996
[50]	SkyMall, Inc.	SkyMall, Hawaiian Airlines : The World's In-Flight Shopping Mall.	CSN0115720	1995

Case 2:15-bk-00679-BKM Doc 116-3 Filed 02/23/15 Entered 02/23/15 21:26:09
Desc Schedule B Page 40 of 42

Copyright

#	Name (NALL) <	Full Title	Copyright Number	Date
[51]	SkyMall, Inc.	SkyMall in-flight shopping service.	TX0002962062	1990
[52]	SkyMall, Inc.	SkyMall merchandise & concierge services : summer, 1991.	TX0003212913	1991
[53]	SkyMall, Inc.	SkyMall merchandise & concierge services : summer, 1991.	TX0003212914	1991
[54]	SkyMall, Inc.	SkyMall presents the new gift folio.	TX0003659423	1993
[55]	SkyMall, Inc.	SkyMall presents the new gift folio.	TX0003458550	1992
[56]	SkyMall, Inc.	SkyMall, Skywest : The World's In-Flight Shopping Mall.	CSN0115721	1997
[57]	SkyMall, Inc.	SkyMall, Skywest : The World's In-Flight Shopping Mall.	CSN0115721	1996
[58]	SkyMall, Inc.	SkyMall, Skywest : The World's In-Flight Shopping Mall.	CSN0115721	1995
[59]	SkyMall, Inc.	SkyMall, Southwest Airlines : Easy Shopping From Your Favorite Catalogs.	CSN0119897	1997
[60]	SkyMall, Inc.	SkyMall, Southwest Airlines : Easy Shopping From Your Favorite Catalogs.	CSN0119897	1996
[61]	SkyMall, Inc.	SkyMall : the World Traveler's Shopping Mall.	CSN0102291	1997
[62]	SkyMall, Inc.	SkyMall : the World Traveler's Shopping Mall.	CSN0102291	1996
[63]	SkyMall, Inc.	SkyMall : the World Traveler's Shopping Mall.	CSN0102291	1995
[64]	SkyMall, Inc.	SkyMall : the World Traveler's Shopping Mall.	CSN0102291	1994
[65]	SkyMall, Inc.	SkyMall : the World Traveler's Shopping Mall.	CSN0102291	1993
[66]	SkyMall, Inc.	SkyMall : the World Traveler's Shopping Mall.	CSN0102291	1992
[67]	SkyMall, Inc.	SkyMall, TWA : Easy Shopping From Your Favorite Catalogs.	CSN0119898	1997
[68]	SkyMall, Inc.	SkyMall, TWA : Easy Shopping From Your Favorite Catalogs.	CSN0119898	1996
[69]	SkyMall, Inc.	SkyMall, TWA : Easy Shopping From Your Favorite Catalogs.	CSN0119898	1995
[70]	SkyMall, Inc.	SkyMall, USAir : The World's In-Flight Shopping Mall.	CSN0115722	1997
[71]	SkyMall, Inc.	SkyMall, USAir : The World's In-Flight Shopping Mall.	CSN0115722	1996
[72]	SkyMall, Inc.	Skywest, the Delta Connection gift catalog.	CSN0099607	1992
[73]	SkyMall, Inc.	Skywest, the Delta Connection gift catalog.	CSN0099607	1991
[74]	SkyMall, Inc.	TravelMall, Amtrak : Easy Shopping From Your Favorite Catalogs.	CSN0120030	1997
[75]	SkyMall, Inc.	TravelMall, Amtrak : Easy Shopping From Your Favorite Catalogs.	CSN0120030	1996

Case 2:15-bk-00679-BKM Doc 116-3 Filed 02/23/15 Entered 02/23/15 21:26:09
Desc Schedule B Page 41 of 42

Copyright

#	Name (NALL) <	Full Title	Copyright Number	Date
[76]	SkyMall, Inc.	TravelMall : featuring America's best.	CSN0104372	1997
[77]	SkyMall, Inc.	TravelMall : featuring America's best.	CSN0104372	1996
[78]	SkyMall, Inc.	TravelMall : featuring America's best.	CSN0104372	1995
[79]	SkyMall, Inc.	TravelMall : featuring America's best.	CSN0104372	1993
[80]	SkyMall, Inc.	TWA presents SkyMall.	TX0003359888	1991
[81]	SkyMall, Inc.	TWA presents SkyMall : order today, we'll deliver the day after tomorrow!	TX0003101287	1991
[82]	SkyMall, Inc.	TWA SkyMall merchandise & concierge services : catalog.	CSN0099820	1992
[83]	SkyMall, Inc.	TWA SkyMall merchandise & concierge services : catalog.	CSN0099820	1991
[84]	SkyMall, Inc.	TWA SkyMall : the world's in-flight shopping mall.	TX0003368604	1992
[85]	SkyMall, Inc.	TWA SkyMall : The World's In-Flight Shopping Mall : catalog.	CSN0102549	1996
[86]	SkyMall, Inc.	TWA SkyMall : The World's In-Flight Shopping Mall : catalog.	CSN0102549	1995
[87]	SkyMall, Inc.	TWA SkyMall : The World's In-Flight Shopping Mall : catalog.	CSN0102549	1994
[88]	SkyMall, Inc.	TWA SkyMall : The World's In-Flight Shopping Mall : catalog.	CSN0102549	1993
[89]	SkyMall, Inc.	TWA SkyMall : The World's In-Flight Shopping Mall : catalog.	CSN0102549	1992
[90]	SkyMall, Inc.	United Airlines High Street Emporium.	TX0003383840	1992
[91]	SkyMall, Inc.	United Airlines High Street Emporium.	TX0003401496	1992
[92]	SkyMall, Inc.	United Airlines High Street Emporium : a collection from America's best catalogs.	CSN0102560	1996
[93]	SkyMall, Inc.	United Airlines High Street Emporium : a collection from America's best catalogs.	CSN0102560	1995
[94]	SkyMall, Inc.	United Airlines High Street Emporium : a collection from America's best catalogs.	CSN0102560	1994
[95]	SkyMall, Inc.	United Airlines High Street Emporium : a collection from America's best catalogs.	CSN0102560	1993

Case 2:15-bk-00679-BKM Doc 116-3 Filed 02/23/15 Entered 02/23/15 21:26:09
Desc Schedule B Page 42 of 42

Schedule 2.2

Certain Excluded Assets

Excluded Permits

All Permits relating to the ownership, leasing, use or occupation of any real property or any other Excluded Assets.

Excluded Intellectual Property

None.

Excluded Customer Lists

Customer lists of the businesses of Xhibit Corp. and its affiliates other than SkyMall, LLC.

Deposits

For the avoidance of doubt, the deposits held by the following vendors and service providers, the approximate current balances of which are indicated, are Excluded Assets:

1. American Express - $30,000;
2. Chase Paymentech - $400,000;
3. Design Toscano - $16,229;
4. HSN Improvements - $67,963;
5. Nbryte - $2,500;
6. Cinmar / Cornerstone - $20,223;
7. Hammacher Schlemmer - $39,187;
8. United Parcel Service - $53,000.

QB\34316863.1

Schedule 3.3

Allocation of Purchase Price

Post-Closing Item.

Schedule 5.3

Litigation

Attached.

SCHEDULE 5.3

SKYMALL, LLC, et al.
LITIGATION MATTERS

Debtor	Caption/Case No.	Nature of Proceeding	Court/Agency	Status/Disposition
All Debtors	In the Matter of Xhibit Corp. Case No. LA-04416	Securities & Exchange Commission Investigation	Securities & Exchange Commission- Los Angeles, CA Office	Ongoing
SkyMall, LLC	SkyMall LLC v. Prestyl USA, LLC Case No. CV2014-006009	Civil	Maricopa County Superior Court, AZ	Dismissed
SkyMall, LLC	David S. Eisen v. Shopping Essential and SkyMall, Inc. Case No. 14S05410	Civil	Los Angeles County Superior Court	Judgment- 12/11/14
SkyMall, LLC	Cronos Technologies US Patent No. 5,664,110	Patent Infringement Allegation	U.S. Patent Office	Pending
SkyMall, LLC	Semantic Search Technologies US Patent No. 8,244,726	Patent Infringement Allegation	U.S. Patent Office	Pending
SkyMall, LLC	Civil Investigative Demand (products marketed in SkyMall in-flight catalog)		Federal Trade Commission	Pending
SkyMall, LLC Xhibit Corp.	Chad Pinther v. SkyMall, LLC; Xhibit Corp. Case No. 14CV011975	Civil	Court of Common Pleas Franklin County, OH	Dismissed
Xhibit Corp.	Project Management Group, LLC v. Xhibit Corp.	Arbitration	Maricopa County Superior Court, AZ	Judgment- 12/12/13
Stacked Digital, LLC	Jumbleberry Interactive Group Ltd. v. Stacked Digital, LLC Case No. CV2014-093922	Civil	Maricopa County Superior Court, AZ	Judgment- 12/23/14

QB\154622.00010\34322255.1

Schedule 5.4

Permitted Liens and Exceptions

None.